                                                                  Exhibit 10.100

The omitted portions indicated by asterisks have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

                                SUPPLY AGREEMENT

                                     BETWEEN

                       MEDICIS PHARMACEUTICAL CORPORATION

                                       AND

                                    Q-MED AB

                            DATED AS OF MARCH 7, 2003

                                SUPPLY AGREEMENT

                  This Supply Agreement (this "AGREEMENT") is entered into this 7th day of March, 2003 between Medicis Pharmaceutical Corporation, a company organized under the laws of the State of Delaware (the "PURCHASER"), and Q-Med AB, a company organized under the laws of the Kingdom of Sweden with corporate registration number 556258-6882 ("Q-MED").

                                    RECITALS

                  WHEREAS, Startskottet 21914 AB (under proposed change of name to Medicis Sweden Holdings AB), a Swedish limited liability company with corporate registration number 556632-3548 ("MEDICIS SWEDEN") and Q-Med International B.V., a company organized under the laws of the Netherlands with its statutory seat at Amsterdam, the Netherlands and its principal offices at Naritaweg 165, 1043 BW Amsterdam, the Netherlands ("DUTCHCO"), have entered into the Share Purchase Agreement, dated as of February 10, 2003, as amended by Amendment No. 1 dated as of March 7, 2003 (as the same may be amended from time to time in accordance with its terms, the "PURCHASE AGREEMENT"), pursuant to which Dutchco has agreed to sell all of the outstanding shares (the "SHARES") of HA North American Sales AB, a company organized under the laws of the Kingdom of Sweden with corporate registration number 556636-3718 ("NEWCO"), to the Purchaser;

                  WHEREAS, Medicis Sweden is a wholly-owned subsidiary of the Purchaser;

                  WHEREAS, Dutchco is a wholly-owned subsidiary of Q-Med;

                  WHEREAS, Newco has been granted, pursuant to the Amended and Restated License Agreement (as defined herein), a license under the Licensed Rights (as defined herein) to use, import, offer for sale and sell, but not to manufacture or have manufactured, the Licensed Products in the Territory (as defined herein);

                  WHEREAS, in connection with the sale of the Shares to the Purchaser, Q-Med has agreed to supply the Purchaser and its Affiliates (as defined herein) with the Licensed Products and Newco has the right to sublicense immediately to the Purchaser and the Purchaser's Permitted Transferees (as defined in the Amended and Restated License Agreement, as defined herein) its rights under the Licensed Rights pursuant to the Amended and Restated License Agreement; and

                  WHEREAS, Q-Med and the Purchaser desire to define their respective rights and obligations with regard to the supply of the Licensed Products in this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

                  "ACTION" shall mean any action, claim, suit, litigation, arbitration, investigation, notification, audit or other proceeding brought by a Governmental Authority or other Person.

                  "ADVERTISING" shall mean printed or descriptive matter not classified by the FDA as labeling (e.g., promotional material airing on television and radio or appearing in journals, magazines and newspapers).

                  "ADVERTISING IN CANADA" shall mean printed or descriptive matter not classified by the TPD as labeling (e.g., promotional material airing on television and radio or appearing in journals, magazines and newspapers).

                  "AESTHETIC ENHANCEMENT" shall mean the alteration of the visual appearance, visual form or visual shape of the naked human body or any of its components; provided, that Aesthetic Enhancement shall not be deemed to include modification, restoration, adjustment or correction of functions of the human body or any of its component parts.

                  "AFFILIATE" of a Person shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. As used in this definition, the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

                  "AGREEMENT" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "AMENDED AND RESTATED LICENSE AGREEMENT" shall mean the Amended and Restated Intellectual Property License Agreement, dated as of March 6, 2003, and entered into prior to the Closing Date, between Newco and Q-Med, amending and restating the License Agreement.

                  "AMENDED MEDICAL DEVICE LICENSE" shall mean a license issued by the TPD approving an Amended Medical Device License Application and allowing Commercial Distribution of a Licensed Product in Canada.

                  "AMENDED MEDICAL DEVICE LICENSE APPLICATION" shall mean an application amending an approved Medical Device License and requesting TPD's approval to Commercially Distribute a Licensed Product reflecting any change or supplement to the Medical Device License which is required or permitted to be made pursuant to Canada's FDA and/or regulations made thereunder or other TPD policies or guidelines, including all information submitted with or incorporated by reference therein.

                  "AMENDED MEDICAL DEVICE LICENSE APPROVAL" shall mean TPD's approval of an Amended Medical Device License.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in Sweden or New York are authorized or obligated by Law or executive order to remain closed.

                  "CANADA'S FDA" shall mean Canada's Food and Drugs Act, R.S.C. 1985, c. F-27, as amended.

                  "CHANGE IN CONTROL" shall mean (a) the disposition of all or substantially all of the outstanding shares, assets or business of a Party on a consolidated basis; or (b) any transaction or event (or series of transactions or events) as a result of which any Person (other than an Affiliate of such Party), acting singly or as a part of a "partnership, limited partnership, syndicate or group" (within the meaning of Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended): (i) acquires (by purchase, merger, consolidation or otherwise) or for the first time controls or is able to vote (directly or through nominees, beneficial ownership, proxy or contract) fifty percent (50%) or more of the aggregate of all outstanding equity securities of a Party; or (ii) acquires (by purchase, merger, consolidation or otherwise) or for the first time is able to nominate or designate (directly or through nominees, beneficial ownership, proxy or contract) at least fifty percent (50%) of the nominees to the board of directors of such Party, in each of (a) or (b), in the event that Q-Med or the Purchaser, as the case may be, was not a party to the applicable transaction and/or such transaction was not approved by the Board of Directors of Q-Med or the Purchaser, as the case may be.

                  "CLOSING" shall have the meaning set forth in the Purchase Agreement.

                  "CLOSING DATE" shall mean the date of the Closing of the transactions contemplated by the Purchase Agreement.

                  "COMMERCIAL DISTRIBUTION" shall mean a distribution in accordance with the terms and conditions of the Transaction Agreements for purposes other than Investigational Distribution.

                  "CONFIDENTIALITY AGREEMENT" shall mean the Confidentiality Agreement, dated as of December 5, 2002, between Credit Suisse First Boston (Europe) Limited, solely as Q-Med's representative, and the Purchaser, as the same may be amended from time to time in accordance with its terms, which shall supercede and replace in its entirety any and all confidentiality agreements or arrangements entered into prior to the date hereof by the Parties or their respective officers, directors, employees, agents, consultants or representatives with respect to the transactions contemplated by the Transaction Agreements, other than the Mutual Disclosure and Confidentiality Agreement, dated September 15, 1999, between Medicis Pharmaceutical Corporation and Q MED AB, which shall continue in full force and effect in accordance with its terms.

                  "FCA" shall mean FCA as defined in the International Chamber of Commerce Incoterms 2000.

                  "FDA" shall mean the United States Food and Drug
Administration.

                  "FDCA" shall mean the United States Federal Food, Drug, and Cosmetic Act of 1938, as amended (21 U.S.C.Sections 301 et. seq.).

                  "FIELD" shall mean dermatologic aesthetic enhancement and the aesthetic enhancement of the lips.

                  "FIRM ORDER" shall mean a written irrevocable firm purchase order for the Licensed Products, which order shall set forth (i) the Licensed Product requirement on a monthly basis for a three (3) month period and (ii) shall include a delivery schedule specifying the monthly delivery date for each Licensed Product ordered and the location to which shipment of such Licensed Product is to be delivered by Q-Med.

                  "GOVERNMENTAL AUTHORITY" shall mean any supranational, national, federal, state, provincial or local judicial, legislative, executive or regulatory authority.

                  "IDE APPLICATION" shall mean an investigational device exemption application requesting FDA or TPD approval to distribute an investigational device for clinical study, pursuant to the requirements of 21 C.F.R. Part 812 and Part 3 of the Canadian Medical Device Regulations SOR/98-282 as amended.

                  "IDE APPROVAL" shall mean FDA's approval of an IDE Application or an IDE deemed approved pursuant to the requirements set forth in 21 C.F.R.
Part 812 permitting distribution of an investigational product.

                  "IDE CANADA APPROVAL" shall mean TPD permission to distribute an investigational device for clinical study, pursuant to the provisions of Part 3 of the Canadian Medical Device Regulations SOR/98-282, as amended.

                  "IDE SUPPLEMENT" shall mean an IDE supplement application requesting approval for changes in the investigational plan, clinical protocol, or developmental or manufacturing changes pursuant to the requirements of 21 C.F.R. Part 812.

                  "IDE SUPPLEMENT APPROVAL" shall mean FDA's approval of an IDE Supplement.

                  "IMPROVEMENTS" shall mean any replacements, improvements or modifications, including without limitation, new indications or new uses, in each case in the Field.

                  "INVESTIGATIONAL DISTRIBUTION" shall mean distribution in accordance with the terms and conditions of the Transaction Agreements pursuant to the requirements of 21 C.F.R. Part 812 in the United States and Part 3 of the Canadian Medical Device Regulations SOR/98-282 in Canada.

                  "LABELING" shall mean all labels and other written, printed or graphic material upon any Licensed Product or any of its containers or wrappers accompanying such Licensed Product (e.g., instructions sheets, package inserts).

                  "LAWS" shall mean all applicable laws, statutes, rules, regulations, ordinances and pronouncements of law of any Governmental Authority.

                  "LICENSE AGREEMENT" shall mean the Intellectual Property License Agreement, dated as of December 20, 2002, between Q-Med and Q-Med Holding Sweden AB, a company organized under the laws of the Kingdom of Sweden and a wholly owned subsidiary of Q-Med ("HOLDCO"), which was assigned by Holdco to Newco as of December 27, 2002.

                  "LICENSED PRODUCTS" ****

                  "LICENSED RIGHTS" shall have the meaning set forth in the Amended and Restated License Agreement.

                  "LOSS" or "LOSSES" shall mean any and all damages, fines, fees, penalties, deficiencies, losses and expenses, including reasonable legal fees and expenses but excluding loss of profits or other special, punitive or consequential damages (except as set forth in Sections 9.1(c) and 9.2(b)).

                  "MANUFACTURED" shall have the meaning set forth in Section
3.1.

                  "MEDICAL DEVICE DIRECTIVE" shall mean the European Council Directive concerning Medical Devices, 93/42/EEC (OJ No L 169/1, July 12, 1993), as amended.

                  "MEDICAL DEVICE LICENSE" shall mean a medical device license issued by the TPD and approving the Commercial Distribution of a Licensed Product.

                  "MEDICAL DEVICE LICENSE APPLICATION" shall mean a medical device license application requesting TPD's approval to commercially distribute a Licensed Product, including all information submitted with or incorporated by reference therein.

                  "MEDICAL DEVICE LICENSE APPROVAL" shall mean TPD's approval of a Medical Device License Application.

                  "NEW PRODUCTS" ****

                  "NOTIFIED BODY" shall mean the certification organization designated by the relevant national authority of any member of the European Union, authorized to conduct conformity assessments in accordance with the procedures listed in the Medical Device Directive.

                  "ORDERED PRODUCTS" shall mean the Licensed Products ordered pursuant to a Firm Order.

                  "PARTY" shall mean Q-Med or the Purchaser and, when used in the plural, means both Q-Med and the Purchaser or their respective Permitted Transferees or Third Party transferees, in each case upon the consummation of a Transfer in accordance with the terms and conditions herein.

                  "PERSON" shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture or other entity or organization.

                  "PMA APPLICATION" shall mean a premarket approval application under section 515(c) of the FDCA requesting FDA's approval to commercially sell and distribute a Licensed Product in the United States and its territories and possessions, including all information submitted with or incorporated by reference therein.

                  "PMA APPROVAL" shall mean approval from the FDA of a PMA Application.

                  "PMA SUPPLEMENT" shall mean a supplemental application to an approved PMA Application requesting FDA's approval of a Licensed Product or relating to the manufacture or Labeling thereof, including all information submitted with or incorporated by reference therein.

                  "PMA SUPPLEMENT APPROVAL" shall mean FDA's approval of a PMA Supplement allowing Commercial Distribution of a Licensed Product.

                  "PPI" shall mean the Producer Price Index as published by the Statistical Central Bureau of Sweden.

                  "PRODUCT CLAIM" shall mean an Action by a Third Party in respect of potential or actual injury, harm or death whether based in strict tort liability, strict products liability, negligence, misrepresentation, or breach of express or implied warranty, allegedly due and owing as a result of the manufacture, use, application or defective condition of any of the Licensed Products or the Labeling of any of the Licensed Products.

                  "PROMOTIONAL LABELING" shall mean a subset of Labeling that is intended as marketing material that is intended to promote Licensed Products (e.g., customer presentations, detailing pieces, press kits, brochures, trade show presentations, flyers, booklets, mailing pieces, and "Dear Doctor" letters); provided, however, that excluded from this definition are written materials or communications intended for a non-customer audience (e.g., United States Securities Exchange Commission filings and press releases for the financial community), price sheets and reminder labeling that sets forth the product name but not the indications or other use information as defined in 21 C.F.R. Section 801.109(d).

                  "PURCHASE AGREEMENT" shall have the meaning set forth in the Recitals above.

                  "QUALITY SYSTEM REGULATION" or "QSR" shall mean the quality system requirements applicable to manufacturers of finished medical devices commercially distributed in the United States and its territories and possessions, codified at 21 C.F.R. Part 820.

                  "QUALITY SYSTEM REGULATION CANADA" or "QSRC" shall mean the quality system requirements applicable to manufacturers of medical devices commercially distributed in Canada, as set forth in Canada's Medical Devices Regulations, SOR/98-282, as amended.

                  "REGULATORY APPROVAL" shall mean a PMA Approval, PMA Supplement Approval, IDE Approval, IDE Canada Approval, Medical Device License Approval and/or Amended Medical Device License Approval.

                  "SEK" shall mean Swedish Krona, the currency currently used in Sweden or the Euro if the Euro is adopted as the official currency used in Sweden at the official exchange rate.

                  "SPECIFICATIONS" shall mean the specifications for each of the Licensed Products as set forth on Schedule A; provided that all amendments thereof shall be agreed to in a writing signed by both of the Parties.

                  "TERM" shall have the meaning set forth in Section 8.1.

                  "TERRITORY" shall mean the United States, including its territories and possessions, and Canada.

                  "THIRD PARTY" shall mean any Person who or which is neither a Party nor an Affiliate of a Party.

                  "TPD" shall mean Canada's Therapeutic Products Directorate.

                  "TRANSACTION AGREEMENTS" shall mean this Agreement, the Purchase Agreement, the Amended and Restated License Agreement, the Escrow Agreement and the Confidentiality Agreement.

                  "TRANSFER" shall mean any Change in Control or Volitional Change in Control of a Party or a transfer or assignment by a Party of its rights and obligations under this Agreement.

                  "VOLUME PRICING" shall mean, in respect of the period commencing on the date hereof and ending on December 31, 2003, Q-Med's volume pricing for calendar year 2003 as set forth on Schedule B and, in respect of subsequent calendar years, shall mean the volume pricing in effect for each such calendar year as determined pursuant to Sections 4.1 and 4.2.

                  "VOLITIONAL CHANGE IN CONTROL" shall mean (a) the disposition of all or substantially all of the outstanding shares, assets or business of a Party on a consolidated basis; or (b) any transaction or event (or series of transactions or events) as a result of which any Person (other than an Affiliate of such Party), acting singly or as a part of a "partnership, limited partnership, syndicate or group" (within the meaning of Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended): (i) acquires (by purchase, merger, consolidation or otherwise) or for the first time controls or is able to vote (directly or through nominees, beneficial ownership, proxy or contract) fifty percent (50%) or more of the aggregate of all outstanding equity securities of a Party; or (ii) acquires (by purchase, merger, consolidation or otherwise) or for the first time is able to nominate or designate (directly or through nominees, beneficial ownership, proxy or contract) at least fifty percent (50%) of the nominees to the board of directors of such Party, in each of (a) or (b), in the event that Q-Med or the Purchaser, as the case may be, was a party to the applicable transaction or of which the Board of Directors of Q-Med or the Purchaser, as the case may be, shall have approved.

                  1.2      Other Definitional Provisions.

                  (a) The words "HEREOF", "HEREIN", "HERETO" and "HEREUNDER" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) The term "INCLUDING" shall mean "INCLUDING, WITHOUT LIMITATION".

                  (d) When a reference is made in this Agreement to an Article, a Section or Schedule, such reference shall be to an Article of, a Section of or a Schedule to, this Agreement unless otherwise indicated.

                                   ARTICLE II

           SUPPLY OF LICENSED PRODUCTS; FORECASTS AND PURCHASE ORDERS

                  2.1 Licensed Products to be Supplied. The Purchaser shall, and shall cause its Affiliates to, purchase from Q-Med or any manufacturer designated by Q-Med as permitted by the terms of this Agreement, and Q-Med shall sell, and shall cause to have sold, to the Purchaser and its Affiliates, except as otherwise provided herein, all of the Purchaser's and its Affiliates' requirements for the Licensed Products during the Term as provided herein for marketing, use, import, offer for sale and sale for Commercial Distribution and Investigational Distribution in the Territory in accordance with the terms of the Transaction Agreements. The Purchaser shall, and agrees to cause its Affiliates to, solely and exclusively purchase the Licensed Products from Q-Med or any manufacturer designated by Q-Med, and neither the Purchaser nor any of its Affiliates shall have the right to purchase any Licensed Product or any generic version thereof from, directly or indirectly, any other Person.

                  2.2 Forecasts. (a) (i) With respect to Licensed Products supplied for Commercial Distribution and Investigational Distribution in Canada, the Purchaser shall provide Q-Med with a forecast (attached hereto as Schedule D1) of the Purchaser's and its Affiliate's estimated monthly requirements of the Licensed Products for the period from the date hereof through the end of the 2003 calendar year and an initial firm order, which initial firm order shall set forth the Licensed Product requirement on a monthly basis and shall include a delivery schedule specifying the monthly delivery date for each Licensed Product ordered and the location to which shipment of such Licensed Product is to be delivered (an "INITIAL FIRM ORDER") (such Initial Firm Order attached hereto as Schedule D2) for the period from the date hereof up to and including April 30, 2003. Q-Med shall supply the quantities set forth on Schedule D2 for each Licensed Product in accordance with the monthly delivery schedule included in the Initial Firm Order to the extent such Initial Firm Order is consistent with the forecasts provided by Q-Med to the Purchaser prior to the date hereof, and to the extent the Initial Firm Order exceeds such forecasts, Q-Med shall not be obligated to supply more Licensed Products than it is able to supply using commercially reasonable efforts. To the extent such Initial Firm Order is not sufficient to meet the Purchaser's and its Affiliates' actual requirements for any Licensed Product to be supplied for Commercial Distribution and Investigational Distribution in Canada for such period, Q-Med shall use its commercially reasonable efforts to supply the Purchaser and its Affiliates with its requirements beyond the amounts set forth on Schedule D2. For the periods after April 30, 2003, Firm Orders with respect to Licensed Products to be supplied for Commercial Distribution and Investigational Distribution in Canada shall be filled by Q-Med in accordance with the forecasts and Firm Orders placed by the Purchaser pursuant to Section 2.2(b).

                  (ii) With respect to all Licensed Products to be supplied for Commercial Distribution and Investigational Distribution in the United States and its territories and possessions, the Purchaser shall provide Q-Med with a forecast of the Purchaser's and its Affiliate's estimated monthly requirements of the applicable Licensed Products for the twelve (12) month period commencing on the date hereof in substantially the form attached hereto as Schedule D3. The Purchaser shall update such forecast on a monthly basis until such time as the Purchaser is providing forecasts and placing Firm Orders pursuant to
         Section 2.2(b). Such updates shall be delivered to Q-Med on the fifth
         (5th) Business Day prior to the commencement of the subsequent month. In addition, until such time as the Purchaser is providing forecasts and placing Firm Orders pursuant to Section 2.2(b), the Purchaser may provide Q-Med with an initial Firm Order for Licensed Products at any time; provided that Q-Med shall not be obligated to supply Licensed Products under and in accordance with any such initial Firm Order prior to the date that is ten (10) weeks after receipt of such Initial Firm Order; provided further, that Q-Med will not be obligated to ship any Licensed Product until the Purchaser makes the applicable Milestone Payment or accepts the applicable Regulatory Approvals; provided, further, that (i) with respect to Restylane(R), Q-Med shall not be obligated to supply in excess of **** pursuant to any such initial Firm Orders and (ii) with respect to all other Licensed Products, Q-Med shall advise the Purchaser of the maximum number of syringes that it may be obligated to deliver pursuant to the applicable initial Firm Order. If the Purchaser, by placing an initial Firm Order prior to receipt of the applicable Regulatory Approval, requests that Q-Med commence the Manufacture of any Licensed Products prior to the receipt of the applicable Regulatory Approval the Purchaser shall bear any risks, including without limitation additional direct (which shall be deemed to include labor) costs and expenses, of any changes required, including, without limitation, any changes in Labeling, to comply with such Regulatory Approvals subsequently received and in such event, Q-Med shall then commence such Manufacture as so requested.

                  (b) Except as provided in Section 2.2(a), on or before the fifth (5th) Business Day prior to the first day of each calendar month, the Purchaser shall give to Q-Med a forecast of the Purchaser's and its Affiliates' estimated monthly requirements of the Licensed Products for the twelve (12) month period commencing with the next succeeding calendar month. The twelve (12) month forecast delivered to Q-Med pursuant to the preceding sentence shall represent the Purchaser's reasonable estimates of the quantity of the Licensed Products that the Purchaser and its Affiliates will require during such twelve
(12) month period to which such forecast applies, and the forecast of its monthly requirements of the Licensed Products during the first three (3) months of such twelve (12) month period shall be reflected in a Firm Order accompanying such forecast.

                  (c) Notwithstanding the foregoing, any Firm Order for any Licensed Product placed for a one (1) month period in accordance with Section 2.2(b) shall be between 80% and 120% of the most recent forecast estimated quantity for such Licensed Product for such one (1) month period provided by the Purchaser to Q-Med in accordance with this Section 2.2 prior to the Firm Order being placed by the Purchaser. In the event that the Purchaser shall submit a Firm Order that is below 80% of the applicable forecast estimated quantity, Q-Med shall deliver to the Purchaser and the Purchaser shall be required to purchase an amount equal to 80% of such applicable forecast estimated quantity. To the extent that the Firm Order is for more than 120% of the most recent forecast estimated quantity for a Licensed Product, Q-Med shall not be obligated with respect to the excess over 120% to supply a greater quantity than it is able to supply using its commercially reasonable efforts.

                  (d) In addition to the foregoing forecast requirements, commencing on the date hereof, on or before the fifth (5th) Business Day prior to the first day of each calendar quarter, the Purchaser shall give to Q-Med a forecast of the Purchaser's and its Affiliate's estimated quarterly requirements of the Licensed Products for an additional thirty-six (36) month period beyond the twelve (12) month periods in Section 2.2(a) and (b). The thirty-six (36) month forecast delivered to Q-Med pursuant to this clause (d) shall represent the Purchaser's reasonable estimates of the quantity of the Licensed Products that the Purchaser and its Affiliates will require during such period to which such forecast applies, provided that such forecast shall be for planning purposes of Q-Med only and shall not constitute a Firm Order.

                  (e) All forecasts to be provided or delivered by the Purchaser to Q-Med pursuant to this Section 2.2 shall be in writing, which may be electronic.

                  2.3 Capacity. (a) Q-Med shall use its commercially reasonable efforts to obtain and maintain capacity or inventory sufficient to meet the Purchaser's requirements as indicated in the combined forty-eight (48) month forecast provided to Q-Med in accordance with Section 2.2(b) and (d). If at any time Q-Med reasonably believes that Q-Med may not have sufficient capacity or inventory to fulfill the requirements so forecasted by the Purchaser (a "CAPACITY SHORTAGE"), whether due to insufficient manufacturing capacity or otherwise, then Q-Med shall request written confirmation from the Purchaser's Chief Executive Officer of the Purchaser's forecasted requirements for such forty-eight (48) month period that give rise to such possible Capacity Shortage (the "CERTIFIED PURCHASER REQUIREMENTS").

                  (b) (i) If Q-Med reasonably determines after further consideration in light of such Certified Purchaser Requirements that there will be a Capacity Shortage within the first twenty-four (24) month period covered by such Certified Purchaser Requirements, Q-Med shall provide the Purchaser with notice thereof within five (5) Business Days of receipt of the Certified Purchaser Requirements. If Q-Med has a plan of action with respect to such Capacity Shortage when it delivers such notice, Q-Med shall provide the Purchaser with a written outline of such plan and its reasonably supported conclusions relating thereto. Q-Med may take prompt action with respect to such plan or, if Q-Med desires, Q-Med may promptly convene a meeting between the Purchaser and Q-Med to discuss such plan. If Q-Med has not developed a plan of action at the time of its notice to the Purchaser of the Capacity Shortage, Q-Med shall promptly convene a meeting between the Purchaser and Q-Med to develop in mutual consultation a course of action with respect to such Capacity Shortage, such course of action to be reasonable. As soon as practicable after such meeting, Q-Med shall take commercially reasonable steps to carry out such mutually determined plan of action. Q-Med shall be entitled to call a meeting at any time to discuss the amendment or revision of such mutually agreed plan of action. If Q-Med has not taken reasonably sufficient steps towards implementing the plan within one (1) month of the meeting, then Q-Med shall promptly furnish to an alternate manufacturer identified by the Purchaser with capacity sufficient to fulfill that portion of the Certified Purchaser Requirements that Q-Med is unable to fulfill or, if the Certified Purchaser Requirements are no longer applicable, the then current forecast provided under Section 2.2(b), all information and assistance necessary to qualify and operate such alternate manufacturer so proposed by the Purchaser, the selection of which shall be subject to Q-Med's prior consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, promptly upon notice by Q-Med that such Capacity Shortage has been remedied such that Q-Med has capacity sufficient to meet that portion of the Certified Purchaser Requirements that Q-Med was unable to fulfill or if the Certified Purchaser Requirements are no longer applicable, the then current forecast provided under Section 2.2(b), the Purchaser shall resume, as promptly as is commercially reasonable, the use of Q-Med as the exclusive supplier of the Purchaser and its Affiliates.

                  (ii) If Q-Med determines after further consideration in light of such Certified Purchaser Requirements that there will be a Capacity Shortage between the twenty-fifth (25th) and thirty-sixth
         (36th) months of the period covered by such Certified Purchaser Requirements, Q-Med shall provide the Purchaser with notice thereof within ten (10) Business Days of its receipt of the Certified Purchaser Requirements and shall further consider such Capacity Shortage and shall develop a plan of action with respect thereto. If, within three
         (3) months after delivery of such Certified Purchaser Requirement, Q-Med believes that there is no Capacity Shortage, Q-Med shall so inform the Purchaser in writing. If, within three (3) months after delivery of such Certified Purchaser Requirements, Q-Med believes that there is a Capacity Shortage and Q-Med has developed a plan of action with respect thereto, Q-Med shall inform the Purchaser in writing of such plan of action. If, within three (3) months after delivery of such Certified Purchaser Requirement, Q-Med has not developed a plan of action and/or taken action with respect to such Capacity Shortage, Q-Med shall convene a meeting between representatives of Q-Med and the Purchaser to consider the Capacity Shortage and to develop in mutual consultation an appropriate plan of action with respect thereto, such course of action to be reasonable. As soon as practicable after Q-Med and the Purchaser have developed a plan of action with respect to the Capacity Shortage, Q-Med shall take commercially reasonable steps to carry out such mutually determined plan of action. Q-Med shall be entitled to call a meeting at any time to discuss the amendment or revision of such mutually agreed plan of action. If Q-Med has not taken reasonably sufficient steps in accordance with such mutually determined plan of action, the Purchaser shall deliver a written notice thereof. Within ten (10) Business Days of its receipt of such notice, Q-Med shall provide reasonably sufficient evidence demonstrating its reasonable compliance with such plan. If Q-Med does not provide reasonably sufficient evidence within such period, then Q-Med shall promptly furnish to an alternate manufacturer identified by the Purchaser with capacity sufficient to fulfill that portion of the Certified Purchaser

         Requirements that Q-Med is unable to fulfill or, if the Certified Purchaser Requirements are no longer applicable, the then current forecast provided under Section 2.2(b), all information and assistance necessary to qualify and operate such alternate manufacturer so proposed by the Purchaser, the selection of which shall be subject to Q-Med's prior consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, promptly upon notice by Q-Med that such Capacity Shortage has been remedied such that Q-Med has capacity sufficient to meet that portion of the Certified Purchaser Requirements that Q-Med was unable to fulfill or, if the Certified Purchaser Requirements are no longer applicable, the then current forecast provided under Section 2.2(b), the Purchaser shall resume, as promptly as is commercially reasonable, the use of Q-Med as the exclusive supplier of the Purchaser and its Affiliates.

                  (iii) If Q-Med determines after further consideration in light of such Certified Purchaser Requirements that there will be a Capacity Shortage after the thirty-seventh (37th) month of the period covered by such Certified Purchaser Requirements, Q-Med shall provide the Purchaser with notice thereof within ten (10) Business Days of its receipt of the Certified Purchaser Requirements and shall further consider such Capacity Shortage and shall develop a plan of action with respect thereto. If, within six (6) months after delivery of such Certified Purchaser Requirement, Q-Med believes that there is no Capacity Shortage, Q-Med shall so inform the Purchaser in writing. If, within six (6) months after delivery of such Certified Purchaser Requirements, Q-Med believes that there is a Capacity Shortage and Q-Med has developed a plan of action with respect thereto during such period, Q-Med shall inform the Purchaser in writing of such plan of action. If, within six (6) months after delivery of such Certified Purchaser Requirement, Q-Med has not developed a plan of action and/or taken action with respect to such Capacity Shortage, Q-Med shall convene a meeting between representatives of Q-Med and the Purchaser to consider the Capacity Shortage and to develop in mutual consultation an appropriate plan of action with respect thereto, such course of action to be reasonable. As soon as practicable after Q-Med and the Purchaser have developed a plan of action with respect to the Capacity Shortage, Q-Med shall take commercially reasonable steps to carry out such mutually determined plan of action. Q-Med shall be entitled to call a meeting at any time to discuss the amendment or revision of such mutually agreed plan of action. If Q-Med has not taken reasonably sufficient steps in accordance with such mutually determined plan of action, the Purchaser shall deliver a written notice thereof. Within ten (10) Business Days of its receipt of such notice, Q-Med shall provide reasonably sufficient evidence demonstrating its reasonable compliance with such plan. If Q-Med does not provide reasonably sufficient evidence within such period, then Q-Med shall promptly furnish to an alternate manufacturer identified by the Purchaser with capacity sufficient to fulfill that portion of the Certified Purchaser Requirements that Q-Med is unable to fulfill or, if the Certified Purchaser Requirements are no longer applicable, the then current forecast provided under Section 2.2(b), all information and assistance necessary to qualify and operate such alternate manufacturer so proposed by the Purchaser, the selection of which shall be subject to Q-Med's prior consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, promptly upon notice by Q-Med that such Capacity Shortage has been remedied such that Q-Med has capacity sufficient to meet that portion of the Certified Purchaser Requirements that Q-Med was unable to fulfill or, if the Certified Purchaser Requirements are no longer applicable, the then current forecast provided under Section 2.2(b), the Purchaser shall resume, as promptly as is commercially reasonable, the use of Q-Med as the exclusive supplier of the Purchaser and its Affiliates.

                  (c)      In addition to the requirements set forth in clauses
(a) and (b) above, in the event of a Capacity Shortage, Q-Med shall allocate to the Purchaser capacity for each stock keeping unit ("SKU") of each Licensed Product based on the forty-eight (48) month forecast referenced in the first sentence of clause (a) above based on a fraction, the numerator of which shall be the Certified Purchaser's Requirements for such SKU of Licensed Product for the period in question and the denominator of which shall be the total forecasted requirements for Q-Med's manufacturing facilities for all SKUs of such Licensed Product for the period in question.

                  (d) If the Purchaser receives a shipment of Licensed Products that contains less than 90% of the monthly requirement of Licensed Product to be delivered pursuant to the applicable Firm Order and Q-Med does not deliver such missing Licensed Product within one (1) month of Q-Med's receipt of a written notice from the Purchaser of such shortage, then the Purchaser shall be entitled to deliver written notice to Q-Med of a Capacity Shortage. Upon deliver of such notice of a Capacity Shortage, Section 2.3(b)(i) shall govern.

                  2.4 Acceptance of Firm Order. Q-Med shall accept all Firm Orders submitted in accordance with and on the terms set forth in this Agreement. No terms and conditions contained in any Firm Order, acknowledgment, invoice, bill of lading, acceptance or other preprinted form issued by either Party shall be effective to the extent they are inconsistent with or modify the terms and conditions contained herein.

                  2.5 Delivery. All Licensed Products sold pursuant to this Agreement shall be delivered to not more than ten (10) distribution centers in the Territory by the means designated by the Purchaser and shall be delivered FCA Q-Med's place of manufacture or such other manufacturing facility as permitted under this Agreement. For the avoidance of doubt, Q-Med shall be responsible for coordinating the transportation with the carriers designated by the Purchaser for the delivery of the Licensed Products and for providing all export and import documentation with respect to such Licensed Products.

                                   ARTICLE III

                          SUPPLY AND SERVICES CRITERIA

                  3.1 Certain Q-Med Obligations. All Licensed Products supplied hereunder shall (i) be in finished form for Commercial Distribution or
(ii) be in an appropriate form for Investigational Distribution, and with respect to each of sub-clauses (i) and (ii), shall be manufactured, processed, tested, filled, labeled and packaged ("MANUFACTURED") by Q-Med in conformity with the terms and conditions of this Agreement, the Specifications and the applicable Regulatory Approval.

                  3.2 Shelf Life. (a) Unless otherwise agreed by the Parties in writing and except as set forth in clauses (b) and (c) below, Q-Med shall deliver to the Purchaser Ordered Products with the Restylane trademark, Restylane Fine Lines trademark and Perlane trademark with a remaining shelf life of not less than **** from the date of delivery to the Purchaser, provided, however, that in the event a Regulatory Approval for the shelf life (a "REGULATORY SHELF LIFE") of any of Restylane(R), Restylane Fine Lines(TM) or Perlane(TM) Licensed Products is obtained which is **** or greater. Q-Med shall deliver to the Purchaser Restylane(R), Restylane Fine Lines(TM) or Perlane(TM) Ordered Products, as the case may be, with a remaining shelf life not less than the greater of ****; provided that notwithstanding the foregoing, Q-Med shall not be obligated to deliver Ordered Products with a remaining shelf life that is inconsistent with any Regulatory Approval or the then-current shelf life in the Labeling applicable to such Licensed Product.

                  (b) Notwithstanding the foregoing, for the period commencing on the date hereof and ending when an Amended Medical Device License Approval for the improved Restylane Fine Lines(TM) with a Regulatory Shelf Life of **** or greater has been received by Q-Med, Q-Med shall deliver and the Purchaser shall accept Restylane Fine Lines(TM) Ordered Products with a remaining shelf life of not less than ****; provided that Q-Med shall use its commercially reasonable efforts to obtain such Amended Medical Device License Approval.

                  (c) Other than with respect to Restylane(R), Restylane Fine Lines(TM) and Perlane(TM) as set forth in clauses (a) and (b) above, unless otherwise agreed in writing by the Parties, Q-Med shall deliver to the Purchaser Licensed Products with a minimum remaining shelf life of the applicable ****

                                   ARTICLE IV

                                  CONSIDERATION

                  4.1 Pricing. (a) The Parties agree that the price for each of the Licensed Products during the Term shall be the Volume Pricing of such Licensed Product in effect at the time of delivery of the applicable Initial Firm Order or Firm Order in accordance with Sections 2.2(a) and (b) to Q-Med. Volume Pricing shall be expressed in SEK.

                  (b) The Volume Pricing applicable for the 2003 calendar year shall be determined based on Schedule B and on the basis of the initial forecasts for the period from the date hereof through the end of the 2003 calendar year provided pursuant to Section 2.2(a). Such Volume Pricing shall be subject, retroactively to the date hereof, to adjustment (upward or downward) in accordance with this clause. No later than January 15, 2004, Q-Med shall (i) determine the actual amount of Licensed Product purchased by the Purchaser during the 2003 calendar year, (ii) notify the Purchaser thereof in writing and
****

                  (c) The Parties further acknowledge that the Volume Pricing applicable for the 2004 calendar year shall be determined in accordance with Section 4.2 below. Such Volume Pricing shall be subject, retroactively to January 1, 2004, to adjustment (upward or downward) in accordance with this clause. No later than January 15, 2005, Q-Med shall (i) determine the actual amount of Licensed Product purchased by the Purchaser during the 2004 calendar year, (ii) notify the Purchaser thereof in writing and ****

                  (d) Commencing with the 2005 calendar year, the Volume Pricing for each calendar year shall be determined in accordance with Section
4.2 below and shall be subject to adjustment (upward or downward) in accordance with this clause (d). If, on June 30 of any such calendar year it is apparent to Q-Med based on the Firm Orders placed by the Purchaser prior to June 30 of such calendar year that ****

                  (e) For additional incremental units of **** for units above ****, the Volume Pricing shall be determined based on the formula set forth in Schedule B.

                  (f) The Parties acknowledge that the costs of any manufacturing or process development conducted subsequent to the receipt of the Regulatory Approvals for the Licensed Products in the Territory shall be a component of, and reflected in, the Volume Pricing; provided that (i) such development is required by a Governmental Authority in the Territory or Sweden or by the Notified Body with jurisdiction over Q-Med or by a Governmental Authority with jurisdiction over regulatory matters relating to this Agreement or is mutually agreed to in writing by the Parties and (ii) the Parties shall have the right to determine, pursuant to the applicable good faith annual price negotiations pursuant to Section 4.2, how such costs will be allocated. The costs associated with obtaining any requisite Regulatory Approvals and conducting any requisite clinical trials prior to the receipt of or as a condition to such PMA Approvals or PMA Supplement Approvals shall not be a component of, or otherwise included in, the Volume Pricing and such costs shall be allocated in accordance with the methodology set forth in Section 6.5(a)(iv).

                  (g) Except with respect to the costs for obtaining the original Regulatory Approvals for Restylane(R), Restylane Fine Lines(TM) and Perlane(TM), which costs the Purchaser will not be required to bear, the Parties acknowledge that any incremental costs per unit, including Labeling and Manufacturing costs, related to Investigational Distribution of the Licensed Products in the Territory shall be borne by the Purchaser. Such incremental costs shall be determined by Q-Med on a case-by-case basis and shall be allocated in accordance with the methodology set forth in Section 6.5(a)(iv).

                  4.2      Procedures for the Determination of Volume Pricing.
(a) The Purchaser shall submit a forecast of the Purchaser's and its Affiliate's estimated monthly requirements for the Licensed Products for the next succeeding calendar year on or before the fifth (5th) Business Day prior to October 1st of each year, beginning with the submission of such a forecast on the fifth (5th) Business Day prior to October 1st, 2003 for the 2004 calendar year. Q-Med shall on November 7th of each year (or, if November 7th is not a Business Day, the next Business Day) send a proposed pricing schedule to the Purchaser based on its best estimates of actual cost of production and overhead and allocation in accordance with the parameters set forth on Schedule B, including reasonably detailed supporting documentation therefor to justify any pricing increase or decrease; provided, that Q-Med shall be under no obligation to disclose sensitive information related to any product other than Licensed Products. Based on such proposal, the Parties agree to negotiate the pricing schedule for each calendar year in good faith, such negotiations to commence promptly after the Purchaser's receipt of Q-Med's proposal. ****

                  (b) If the Parties are unable to reach agreement with respect to the Volume Pricing for a given calendar year before December 1st of the preceding year, an independent arbitrator mutually appointed by the Parties and expert in accounting shall be retained to determine the Volume Pricing for the applicable calendar year which shall be determined on the basis of estimated actual costs of production and overhead and allocation in accordance with the parameters set forth on Schedule B and Section 4.2(a) hereof. The Parties shall each submit one (1) proposal to the arbitrator who shall be required to select one (1) of the submitted proposals, and the arbitrator shall not be entitled to compromise between such proposals. The arbitrator's determination shall be conclusive and binding upon the Parties. Each Party shall provide the arbitrator all relevant books and records, any work papers, supporting documentation and any other documentation used in determining its proposal pursuant to this
Section 4.2; provided that such documentation shall be the same documentation provided to the other Party pursuant to Section 4.2(a). All fees and expenses of the arbitrator shall be paid by the Party whose proposal is not selected.

                  4.3 Payment Obligations. Invoices for Licensed Products accepted by the Purchaser in accordance with Section 5.1(a) shall be submitted to the Purchaser upon delivery by Q-Med of the Ordered Products and such invoices shall be payable in SEK in full within thirty (30) days from the acceptance of the applicable delivery in accordance with Section 5.1(a). Payment shall be made by the Purchaser by wire transfer to an account designated in writing by Q-Med at least three (3) Business Days prior to the date such payment is due or as specified in such invoice; provided that Q-Med shall provide the Purchaser with a credit against the next invoice for Licensed Products to be delivered to the Purchaser to the extent the prior invoice includes a charge for Ordered Products not actually delivered. Any required payment hereunder not made by the Purchaser on or before the date specified in this Section 4.3 shall bear interest from the date such payment is due until the date it is actually received by Q-Med at an annual rate equal to the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City plus one percent (1%). Notwithstanding the foregoing, if at any time the Purchaser has failed to make a payment in full when due in accordance with the first and second sentence of this Section 4.3 (a "DELINQUENT PAYMENT") and the aggregate amount of such Delinquent Payments exceeds 80% of the value of the most recently placed Firm Order, Q-Med shall automatically be entitled to pre-payment for all subsequent deliveries until such Delinquent Payment has been paid in full with interest from and including the date such Delinquent Payment was due (such interest to be determined in accordance with the immediately preceding sentence) to but excluding the date of payment.

                                    ARTICLE V

                ACCEPTANCE OF LICENSED PRODUCTS BY THE PURCHASER

                  5.1 Receipt of Licensed Product; Acceptance; Licensed Product Returns.

                  (a) At least ten (10) Business Days prior to each shipment of Licensed Products, Q-Med shall deliver either electronically (if possible), by facsimile, provided that the receipt of such facsimile is promptly confirmed by telephone, e-mail, or by overnight courier to the Purchaser (if requested by the Purchaser, the expense of any such courier to be borne by the

Purchaser), the following documents and information with respect to each batch in such shipment (the "ORDER INFORMATION"): (i) Certificate of Analysis (such Certificate of Analysis to include, among other things, batch numbers, expiry date information and a statement of conformance), (ii) copies of all Labeling that will physically accompany the Licensed Products (e.g., Package Insert) and
(iii) quantity of syringes to be delivered in such shipment. If the Purchaser determines to reject any batch, the Purchaser shall notify Q-Med of the Purchaser's rejection of a batch within five (5) Business Days following the Purchaser's receipt of the Order Information; provided that the Order Information shall be the sole basis for such rejection. If no notice is provided by the Purchaser within such time period, then the Purchaser shall be deemed to have accepted the shipment. Any notice of rejection by the Purchaser shall be accompanied by a reasonably detailed statement of its reasons for rejection.

                  (b) The Purchaser shall be entitled to reject all or any portion of a shipment of Licensed Products within ten (10) Business Days of the Purchaser's receipt in the Territory of such shipment of Licensed Products based solely on obvious physical, packaging or Labeling damage or defect that is evident upon visual inspection of the packaged Licensed Products as shipped by Q-Med (unless such obvious physical, packaging or Labeling damage or defect was attributable to an act or omission of the Purchaser or any of its Affiliates or the carrier once the shipment was received by such carrier). Without in any way limiting Q-Med's replacement obligation as set forth in clause (d) below, if no notice is provided by the Purchaser within such time period, then the Purchaser shall be deemed to have accepted the entire shipment. The Purchaser shall provide Q-Med with written notice of any such rejection within the period set forth above together with a reasonably detailed statement to support any such rejection. Q-Med shall notify the Purchaser as promptly as reasonably possible, but in any event within ten (10) Business Days after receipt of such written notice, whether it agrees with the Purchaser's assertions with respect thereto. If Q-Med agrees with such assertions, all such rejected Licensed Products shall be returned to Q-Med together with the notice of rejection, a copy of the delivery receipt and the reasonably detailed statement of the Purchaser's reasons for rejection and Q-Med shall replace such Licensed Products in accordance with Section 5.1(c) and shall reimburse the Purchaser for the cost of shipping (including insurance). If Q-Med does not agree with the Purchaser's assertions and the Purchaser accepts Q-Med's determination, then the Purchaser shall be responsible for the price of the Licensed Product (including the shipping cost and insurance). If Q-Med does not agree with the Purchaser's assertions and the Purchaser does not accept Q-Med's determination, then the Parties shall refer the dispute to an arbitrator pursuant to and in accordance with the provisions set forth in Section 12.6. If the final arbitral award is in favor of Q-Med, then the Purchaser shall be responsible for the price of the Ordered Products that are the subject of such award (including the shipping cost and insurance) and any interest that has accrued from the date that is thirty
(30) days after the delivery by Q-Med of the Ordered Products FCA Q-Med's place of manufacture or such other manufacturing facility as permitted under this Agreement (such interest to be determined in accordance with Section 4.3). If the final arbitral award is in favor of the Purchaser, then all Ordered Products that are the subject of such award shall be returned to Q-Med and Q-Med shall replace such Ordered Products in accordance with Section 5.1(c) below and shall reimburse the Purchaser for the cost of shipping (including insurance). All replacement shipments provided pursuant to this Section 5.1(b) shall also be subject to the procedures contained in Section 5.1(a).

                  (c) As soon as practicable upon receipt of a notice of rejection, unless otherwise specified by the Purchaser, Q-Med shall use commercially reasonable efforts to provide replacement Licensed Products for those rejected by the Purchaser in the proposed original shipment pursuant to
Section 5.1(a) or in the original shipment pursuant to Section 5.1(b). Q-Med shall bear all expenses for such replacement Licensed Product to the extent the Purchaser previously paid for any corresponding nonconforming Licensed Product. Replacement shipments shall also be subject to the procedures contained in Sections 5.1(a) and (b).

                  (d) If it comes to Q-Med's attention that any Licensed Product previously accepted by the Purchaser in accordance with Section 5.1(a) is non-conforming with its Specifications, Q-Med shall provide prompt notice thereof to the Purchaser and the Purchaser shall, at Q-Med's expense, return any such non-conforming inventory to Q-Med. Q-Med shall use commercially reasonable efforts to provide within thirty (30) days replacement Licensed Products for such non-conforming Licensed Products and shall bear all expenses (including for shipping and insurance) for such replacement Licensed Products. Such replacement shipments shall also be subject to the procedures contained in Sections 5.1(a) and (b).

                  (e) All Licensed Products provided in replacement shipments pursuant to Sections 5.1(c) or (d) above shall have a minimum remaining shelf life equal to the remaining shelf life of the Licensed Product replaced thereby; provided that remaining shelf life of the replacement Licensed Product shall be measured from the date of the receipt in the Territory by the Purchaser of such replacement Licensed Product and shall be compared to the remaining shelf life of the Licensed Product to be replaced, measured from the date of the notice of the need to replace such Licensed Product, whether delivered by the Purchaser pursuant to Section 5.1(b) above, or Q-Med pursuant to Section 5.1(d) above.

                                   ARTICLE VI

                   PRODUCT DEVELOPMENT AND REGULATORY MATTERS

                  6.1      Compliance with Law.

                  (a) General. Q-Med and the Purchaser shall each comply in all material respects with all applicable Laws that pertain to the activities for which Q-Med and the Purchaser are each responsible under this Agreement. The termination or expiration of this Agreement shall not relieve either Party of its responsibility to comply in all material respects with any regulatory requirements associated with Licensed Products.

                  (b) Manufacture of Licensed Products. Q-Med and the Purchaser shall each operate in substantial compliance with QSR requirements and the QSRC requirements applicable to its activities with respect to Licensed Products. Each Party shall bear its own costs and expenses related to QSR/QSRC compliance. Q-Med shall inform the Purchaser of any material issues raised by the FDA, the TPD, a Governmental Authority in Sweden or a Notified Body, in each case in connection with Manufacturing compliance, and shall provide the Purchaser with copies of any correspondence related thereto.

                  (c) Supply of Licensed Products. Q-Med shall supply Licensed Products for Commercial Distribution that conform to the conditions of the applicable Regulatory Approvals. Q-Med shall maintain appropriate establishment registration with the FDA and TPD when manufacturing Licensed Products supplied under this Agreement. Q-Med shall supply Licensed Products for Investigational Distribution that conform to the conditions of the applicable Regulatory Approval, including but not limited to, the quality controls described therein (or appropriate quality controls for an IDE Application deemed approved pursuant to the requirements set forth in 21 C.F.R. Part 812 or Part 3 of the Canadian Medical Device Regulations, where appropriate).

                  (d) Maintenance of Regulatory Approvals. After obtaining Regulatory Approvals for Restylane(R), Perlane(TM), and Restylane Fine Lines(TM), Q-Med shall maintain such Regulatory Approvals in good standing as necessary in order to ensure that the Purchaser receives its own Regulatory Approvals in good standing for Restylane(R), Perlane(TM) and Restylane Fine Lines(TM), as contemplated in Sections 6.2 and 6.3 below.

                  (e) Purchaser Notification. The Purchaser shall inform Q-Med of any material issues raised by the FDA, the TPD or Environmental Protection Agency in the Territory, in each case in connection with non-financial regulatory compliance and shall provide Q-Med with copies of any correspondence related thereto.

                  6.2 Transfer of Canadian Regulatory Approvals. (a) Promptly upon receipt by the Seller (as defined in the Purchase Agreement) of the Restylane(R) Milestone Payment (as defined in the Purchase Agreement), Q-Med shall transfer the then existing Medical Device License Approvals and Amended Medical Device License Approvals, where applicable, for the Licensed Products and Improvements thereof in Canada pursuant to the TPD's existing procedure for such transfers (a true and correct copy of which is attached hereto on Schedule
C). Q-Med shall provide all necessary letters of authorization granting rights of reference, shall use commercially reasonable efforts to cause Third Parties to provide letters of authorization granting necessary rights of reference (e.g., to their Master Files) and otherwise shall cooperate fully in complying with the TPD requirements for transferring Medical Device Licenses. All subsequent Regulatory Approvals for Licensed Products and Improvements thereof in Canada shall be obtained, owned and paid for by the Purchaser. Thereafter, the Purchaser's distribution of Licensed Products in Canada shall be conducted under the Regulatory Approvals that the Purchaser owns.

                  (b) In the event that the procedure for the transfer of the Medical Device License Approvals and Amended Medical Device License Approvals described in Section 6.2(a) cannot be finalized, whether due to a change in Law or otherwise, Q-Med shall investigate and use its reasonable best efforts to promptly implement a structure to provide the Purchaser with the same substantive rights and obligations as the Purchaser would have enjoyed with respect to the Medical Device License Approvals described in Section 6.2(a) if transfer had been finalized; provided that Q-Med shall have no obligation under the foregoing if the failure to complete the procedure described in Section 6.2(a) is due to the action, inaction, fault or omission of the Purchaser. For the avoidance of doubt, the Parties agree that the Purchaser would not be considered to have received the same substantive rights and obligations if Q-Med were to grant the Purchaser a distributorship with respect to the Regulatory Approvals to have been transferred pursuant to Section 6.2(a).

                  (c) Promptly upon the breach by the Purchaser (as defined in the Purchase Agreement) of its obligation to make any Milestone Payments (as defined in the Purchase Agreement) when due pursuant to Section 2.2 therein, the Purchaser shall transfer to Q-Med the then existing Medical Device License Approvals and Amended Medical Device License Approvals, where applicable, for the Licensed Products and Improvements thereof in Canada pursuant to the TPD's existing procedure for such transfers (a true and correct copy of which is attached hereto on Schedule C).

                  (d) In the event that the procedure for the transfer of the Medical Device License Approvals and Amended Medical Device License Approvals described in Section 6.2(c) cannot be finalized, whether due to a change in Law or otherwise, Purchaser shall use its reasonable best efforts to
(i) file appropriate Medical Device License Amendments amending all Medical Device Licenses and Amended Medical Device Licenses for the Licensed Products and Improvements thereof in Canada, amending the tradenames of all Licensed Products and Improvements thereof in Canada to tradenames that would not be confused by the public with "Restylane", "Perlane" or "Restylane Fine Lines"; and (ii) shall provide all necessary letters of authorization granting rights of reference and cross-reference, and shall use commercially reasonable efforts to cause Third Parties to provide letters of authorization granting necessary rights of reference and cross-reference (e.g., to their Master Files) and otherwise shall cooperate fully in complying with the applicable TPD requirements for enabling Q-Med to file new Medical Device License Applications, using the names "Restylane", "Restylane Fine Lines", and/or "Perlane", or any other names chosen by Q-Med, and cross-referencing all Purchaser's Medical Device Licenses and Amended Medical Device Licenses for the Licensed Products and Improvements thereof in Canada; provided that the Purchaser shall have no obligation under the foregoing if the failure to complete the procedure described in Section 6.2(d) is due to the action, inaction, fault or omission of Q-Med.

                  (e) In the event that the procedure for the cross-referencing of Medical Device Licenses and Amended Medical Device Licenses described in Section 6.2 (d) cannot be finalized, whether due to a change in Law or otherwise, Purchaser shall investigate and use its reasonable best efforts to promptly implement a structure to provide Q-Med with the same substantive rights and obligations as Q-Med would have enjoyed with respect to the Medical Device Licenses and Amended Medical Device Licenses described in Section 6.2(c) if such transfer of licenses back to Q-Med had been finalized, provided that the Purchaser shall have no obligation under the foregoing if the failure to complete the procedure described in Section 6.2(d) is due to the action, inaction, fault or omission of Q-Med.

                  (f) Uses. Upon the completion of the procedures referenced in Section 6.2(a), above: (i) the recipient of the transferred Regulatory Approval shall have irrevocable (except as contemplated by Section 6.2(c), (d) or (e)) ownership thereof and (ii) the Purchaser's distribution of Licensed Products in Canada shall be conducted under the Regulatory Approvals that the Purchaser owns.

                  (g) Timing. Q-Med shall own and hold all original Regulatory Approvals pertaining to Restylane(R), Perlane(TM), and Restylane Fine Lines(TM); provided that promptly upon the Seller's (as defined in the Purchase Agreement) receipt of the Restylane(R) Milestone Payment (as defined in the Purchase Agreement), Q-Med shall prepare and within forty-five (45) Business Days submit on behalf of the Purchaser an Amended Medical Device License Application for the transfer of the then existing Medical Device Licenses and Amended Medical Device Licenses for the Licensed Products (based on the procedures described in Section 6.2(a) or (b), as applicable, above). The Purchaser shall cooperate with Q-Med's efforts and TPD procedures as reasonably requested by Q-Med and as necessary to finalize such transfer.

                  6.3 Duplicate PMA Approvals. (i) Pursuant to the FDA's existing procedure (a true and correct copy of which is attached hereto on Schedule C), Q-Med shall prepare and submit on behalf of the Purchaser a complete original PMA Application based upon a right of reference to the information in Q-Med's Regulatory Approvals for Restylane(R), Perlane(TM), and Restylane Fine Lines(TM), as applicable and Q-Med shall use commercially reasonable efforts to ensure that such PMA Application shall be complete, accurate and acceptable for filing (provided, that Q-Med shall not be responsible as to the accuracy, completeness or timeliness of the information provided by the Purchaser) under 21 C.F.R. 814.12. Q-Med shall use commercially reasonable efforts to ensure that any such PMA Application is accepted for filing. Q-Med shall provide all necessary letters of authorization granting rights of reference, shall use commercially reasonable efforts to cause Third Parties to provide letters of authorization granting necessary rights of reference (e.g., to their Master Files) and otherwise shall use commercially reasonable efforts to fully comply with and pursue the FDA requirements for obtaining duplicates of the original PMA Approvals. The Purchaser shall cooperate with Q-Med's efforts and FDA procedures as reasonably requested by Q-Med and as necessary to obtain such duplicate PMA Approvals. Q-Med shall pay the filing fees of both Parties related to the FDA procedures for obtaining duplicates of the original PMA Approvals or PMA Supplements.

                  (ii) The Parties may avail themselves of the FDA procedure to create duplicate PMA Approvals for Licensed Products and Improvements pursued through the Steering Committee as provided for herein. As applicable, both Parties shall provide all necessary letters of authorization granting rights of reference, shall use commercially reasonable efforts to cause Third Parties to provide letters of authorization granting necessary rights of reference (e.g., to their Master Files) and otherwise shall cooperate fully in complying with the FDA requirements for obtaining duplicate PMA Approvals.

                  (iii) The FDA generally refers to the foregoing procedure as licensing of a PMA Approval, with the owner of the original Regulatory Approval as the licensor and the owner of the newly issued PMA Approval as the licensee. These terms are not used herein in order to avoid confusion with the Amended and Restated License Agreement and terms related thereto.

                  (b) In the event that the procedure for obtaining duplicate PMA Approvals described in Section 6.3(a) cannot be finalized, whether due to a change in Law or otherwise Q-Med shall investigate and use its reasonable best efforts to promptly implement a structure to provide the Purchaser with the same substantive rights and obligations as the Purchaser would have enjoyed with respect to the PMA Approvals described in Section 6.3(a) if such duplicate approval had been issued; provided that Q-Med shall have no obligation under the foregoing if the failure to complete the procedure described in Section 6.3(a) is due to the action, inaction, fault or omission of the Purchaser. If Q-Med, in its determination, is ultimately unable to conceive of a structure with the same substantive rights and obligations as the Purchaser would have enjoyed if such duplicate approval had been issued, then Q-Med will, promptly transfer ownership of the original Regulatory Approvals for Restylane(R), Perlane(TM) and Restylane Fine Lines(TM) to the Purchaser pursuant to the FDA's procedure for such transfers, and Q-Med will have the right to obtain duplicates of the Regulatory Approvals so transferred. For the avoidance of doubt, the Parties agree that the Purchaser would not be considered to have received the same substantive rights and obligations if Q-Med were to grant the Purchaser a distributorship with respect to the Regulatory Approvals to have been duplicated.

                  (c) Uses. Upon the completion of the procedures referenced in Section 6.3, above: (i) the recipient of the newly issued Regulatory Approval shall have irrevocable ownership thereof; (ii) the Purchaser's distribution of Licensed Products in the United States shall be conducted under the Regulatory Approvals that the Purchaser owns; and (iii) Q-Med shall solely use its Regulatory Approvals, if desired, to obtain additional Regulatory Approval for indications that are both within the United States and outside the Field and, if desired, to manufacture Licensed Products in the United States for export outside the Territory (and, if desired by the Purchaser, to manufacture Licensed Products in the United States for use in the Territory solely by the Purchaser). If the FDA is unwilling to grant Regulatory Approvals for more than one product in the United States with the same trade name, Q-Med shall modify the trade name pertaining to its Regulatory Approvals to resolve the problem, shall immediately discontinue use of the trade names in the United States, and shall promptly submit all required regulatory filings. Q-Med shall use commercially reasonable efforts to ensure that such PMA Supplements are accepted for filing and that they receive FDA approval thereof. For the avoidance of doubt, Q-Med shall not use and shall not assist any Person in using the retained or original Regulatory Approvals or any later acquired Regulatory Approvals in the United States: (a) to make Licensed Products in the United States, except for the Purchaser or its Affiliates; or (b) to use, sell, import or otherwise commercialize the Licensed Products in the Field in the Territory; until such time as the Purchaser's exclusive rights in the Licensed Products in the Field and in the Territory have terminated or expired.

                  (d) Timing. Q-Med shall own and hold all original Regulatory Approvals pertaining to Restylane(R), Perlane(TM), and Restylane Fine Lines(TM); provided that:

                  (i) promptly upon the Seller's (as defined in the Purchase Agreement) receipt of the Restylane(R) Milestone Payment (as defined in the Purchase Agreement), Q-Med shall prepare and within forty-five (45) Business Days submit on behalf of the Purchaser a PMA Application for the issuance of a duplicate PMA Approval (based on the procedures described in Section 6.3 above) with respect to Restylane(R). The Purchaser shall cooperate with Q-Med's efforts and FDA procedures as reasonably requested by Q-Med and as necessary to obtain such duplicate PMA Approvals;

                  (ii) promptly upon the Seller's (as defined in the Purchase Agreement) receipt of the final Milestone Payment (as defined in the Purchase Agreement), Q-Med shall prepare and within forty-five (45) Business Days submit on behalf of the Purchaser a PMA Application for obtaining issuance of a duplicate PMA Approval or PMA Supplement (based on the procedures described in Section 6.3 above) with respect to Perlane(TM). Q-Med shall prepare and submit on behalf of the Purchaser a PMA Application for obtaining issuance of a duplicate PMA Approval (based on the procedures described in Section 6.3 above) with respect to Restylane Fine Lines(TM) promptly upon receipt of the final Milestone Payment or the original PMA Approval or PMA Supplement Approval for Restylane Fine Lines(TM), whichever is later. The Purchaser shall cooperate with Q-Med's efforts and FDA procedures as reasonably requested by Q-Med and as necessary to obtain such duplicate PMA Approvals.

                  6.4 Steering Committee. The Parties recognize that the development and marketing of the Licensed Products in the Territory and regulatory compliance with respect thereto will require significant good faith, mutual cooperation and joint decision-making. The Parties shall establish a Steering Committee to serve as the primary vehicle for such mutual cooperation and joint decision-making (the "STEERING COMMITTEE"). Each Party shall bear its own costs and expenses of participation in the Steering Committee.

                  (a) Membership. The Steering Committee shall consist of four (4) representatives of each Party with appropriate expertise, including, but not limited to, each of the Parties' respective head of Regulatory Affairs. At the request of the members of the Steering Committee, additional persons may attend the meetings of the Steering Committee; provided, that such additional attendees shall not have the right to vote on matters before the Steering Committee; provided, further, that the bylaws of the Steering Committee shall include a limitation on the number of persons who may attend meetings of the Steering Committee. The Steering Committee shall adopt appropriate bylaws for its governance at its first meeting, which may be amended from time to time as provided for therein.

                  (b) Voting. All decisions by the Steering Committee shall be made by unanimous vote of at least a quorum (to be set forth in the bylaws); provided that in all cases an equal number of representatives from each Party must participate in a vote.

                  (c) Delegation. The Steering Committee may vote to delegate (on a time-limited, project limited, or standing/permanent basis) fact-finding, advising, operational, implementation and decision-making functions as it unanimously deems useful or appropriate, or as expressly provided for herein. Such delegates may include representatives solely from one Party, from both Parties or outside experts, as the Steering Committee shall deem appropriate or as expressly provided for herein.

                  (d) Resolving Deadlocks. Except as set forth in Section 6.4(e) below, if the Steering Committee does not reach a unanimous decision on a matter subject to its vote after reasonably thorough deliberation, the President/Chief Executive Officer of both Parties shall jointly make a final decision with respect to such matter. If the President/Chief Executive Officers do not reach a unanimous decision after reasonably thorough deliberation, the deadlock shall be resolved by accelerated arbitration before a panel of three
(3) arbitrators ("ARBITRATION PROCEDURE"), unless a different procedure is expressly specified herein. Each Party's President/Chief Executive Officer will choose an industry expert to serve as arbitrator under the

Arbitration Procedure, and the two (2) chosen arbitrators will retain a third arbitrator. The date of the third arbitrator's agreement to serve on the panel will constitute the date of empanelment. The Arbitration Procedure must be completed within seven (7) Business Days following the date of empanelment and the Arbitration Procedure shall include a briefing by the Parties and a decision by the panel (such decision to be effective when rendered; provided that the panel may have an additional three (3) Business Days to reduce its decision to writing if requested by either Party). All decisions under the Arbitration Procedure shall be made by majority vote of the arbitration panel (i.e., 3-0 or 2-1). The arbitration panel's jurisdiction for decision-making shall be limited to matters that may be decided by the Steering Committee. In particular, the arbitration panel established in this Section 6.4(d) shall not have jurisdiction to resolve disputes between the Parties relating to the interpretation, compliance or alleged non-compliance or breach of the terms of this Agreement (including, without limitation, with respect to the determination of the costs to be allocated pursuant to this Agreement).

                  (e) Most Interested Party. To the extent specifically set forth herein, to enable or maximize regulatory compliance and/or for other practical reasons, this Agreement shall designate one or the other Party as the final decision maker to resolve deadlocks with respect to certain matters under the consideration of the Steering Committee ("MOST INTERESTED PARTY PROCEDURE" or "MIP PROCEDURE"). In such cases, the Arbitration Procedure shall not be used and instead the MIP Procedure shall be used.

                  6.5 Steering Committee Jurisdiction. All significant decisions with respect to the development of the Licensed Products within the Territory and Improvements thereof and FDA and TPD regulatory strategy and compliance for the periods prior to and after the receipt of the relevant Regulatory Approvals (the "PREMARKET" and "POSTMARKET" periods, respectively) shall be vested in the Steering Committee as set forth below. The Steering Committee shall also be responsible for supervising and coordinating cooperative regulatory compliance activity; provided that nothing in this Section 6.5 is intended to relieve either Party of its obligation to ensure that its own activities comply in all material respects with the FDCA and FDA's regulations thereunder and/or Canada's FDA and/or regulations thereunder (e.g. QSR/QSRC requirements).

                  (a)      ****

                  (vi) At either Party's request, the Steering Committee may revisit any decision in light of experience, market conditions or other developments.

                  (b) Premarket Regulatory Matters. (i) Q-Med shall take full responsibility for and control of pursuing, and shall use commercially reasonable efforts to obtain, the original Regulatory Approvals for Restylane(R), Perlane(TM) and Restylane Fine Lines(TM) **** but shall consult the Steering Committee for advice on all significant decisions with respect thereto and shall report to the Steering Committee at least monthly with respect thereto, including, but not limited to, consulting the Steering Committee to obtain input from the Purchaser regarding the content, appearance and trade dress to be used in the Labeling submitted to the FDA and/or TPD for Regulatory Approval.

                  (ii)     ****

                  (iii)    ****

                  (iv)     ****

                  (c)      ****

                  (d) Corrections and Removals. (i) (1) The Steering Committee shall ensure that the Parties establish a coordinated tracking system and appropriate distribution records for all Licensed Products so as to permit successful tracking in the event of a correction or removal (i.e., field action); (2) The Steering Committee shall establish a system to ensure that all corrections and removals are properly reported to the FDA and/or the TPD and proper records kept pursuant to FDA and TPD requirements; (3) if either Party becomes aware of any defect, problem or adverse condition in any Licensed Product, that Party shall promptly concurrently notify the Steering Committee (or its delegate) and the head of Regulatory Affairs for the other Party; (4) the Steering Committee may determine whether a correction or removal involving a Licensed Product is warranted and shall supervise and coordinate any such action, appropriate record keeping and the reporting thereof to the FDA or the TPD, if required; (5) notwithstanding Section 6.5(d)(4), if either Party reasonably believes a correction or removal is necessary, it may initiate such correction or removal and the Steering Committee shall accept that determination as final and the Parties through the Steering Committee shall fully cooperate and coordinate to implement such correction or removal; (6) notwithstanding
Section 6.5(d)(5), if both Parties agree through the Steering Committee that a proposed correction or removal would be considered a Class III recall by FDA (in which exposure to violative product is not likely to cause adverse health consequences), then the President/Chief Executive Officers of both Parties shall jointly make a final decision with respect to a Steering Committee deadlock as to whether a correction or removal decision should be taken; if the Presidents/Chief Executive Officers are unable to decide, the matter shall be resolved by Q-Med pursuant to the MIP procedure prior to completion of the procedure set forth in Section 6.2(a) or (b) or 6.3, as applicable, and by the Purchaser under the MIP procedure after the completion of the procedure set forth in Section 6.2 (a) or (b) or 6.3, as applicable; and (7) to the extent a Party is responsible for the underlying cause of a correction or removal such Party shall bear the cost and expenses of the same (including out-of-pocket expenses incurred by the other Party in cooperating with such correction or removal).

                  (e)      ****

                  (f) QSR/QSRC Compliance. Except as necessary to carry out the functions set forth above, the Steering Committee shall not have any other role in the Parties' respective QSR/QSRC compliance.

                  6.6 Promotional Labeling and Advertising. The Purchaser shall solely develop, draft and modify and shall have sole responsibility for disseminating all Promotional Labeling and Advertising for Licensed Products for use in the Field in the Territory and shall make all determinations about the likely effectiveness, utility, aesthetic merit or desirability of such Promotional Labeling and Advertising. Prior to completion of the procedures set forth in Section 6.2(a) or (b) or 6.3, as applicable, Q-Med's head of Regulatory Affairs shall be entitled to review all Promotional Labeling and Advertising for Licensed Products to determine whether such material would adulterate or misbrand Licensed Products or violate Canada's FDA and/or regulations thereunder. To facilitate such review, the Purchaser shall provide Q-Med's head of Regulatory Affairs with all proposed Promotional Labeling and Advertising (or any portion thereof or any significant modification thereto) and Q-Med's head of Regulatory Affairs shall review such Promotional Labeling and Advertising during a period of (7) Business Days, such period to commence upon receipt of such Promotional Labeling and Advertising. Q-Med's head of Regulatory Affairs may withhold approval of such Promotional Labeling and Advertising (or any portion thereof) only if he or she reasonably believes that the same would adulterate or misbrand the Licensed Products or violate Canada's FDA and/or regulations thereunder; provided that, prior to Q-Med's head of Regulatory Affairs making a final decision to reject such Promotional Labeling and Advertising, the Promotional Labeling and Advertising, upon the Purchaser's request, shall be submitted to a Third Party legal expert in FDA and/or TPD regulation (as appropriate) of Promotional Labeling and Advertising for an opinion as to whether such Promotional Labeling and Advertising would adulterate or misbrand Licensed Products or violate Canada's FDA and/or regulations thereunder; (which opinion either Party may request in writing; provided that such written opinion shall be addressed to both Parties as clients (unless addressing the opinion to both parties would destroy the claim of privilege), each Party shall treat such opinion, whether or not in writing, as privileged information, neither Party shall waive privilege with respect to such opinion, neither Party shall disclose such opinion to any Person outside the zone of privilege and each Party shall use protective measures that are in no event less stringent than those used by such Party within the Party's own business to protect its comparable privileged information); provided, further, that Q-Med's head of Regulatory Affairs shall take such legal experts' opinion into consideration in making a final decision, such decision to be reasonable in light of such expert opinion. The Parties shall share equally the cost of such Third Party review. The Purchaser shall bear the cost and expense of developing, drafting, disseminating, and modifying all Promotional Labeling and Advertising for use in the Territory.

                  6.7 Certain Regulatory Costs and Expenses. Q-Med shall bear the costs and expenses in connection with obtaining the original Regulatory Approvals for Restylane(R), Perlane(TM) and Restylane Fine Lines(TM) (including carrying out any postmarketing studies or similar requirements imposed as conditions of approval ****). Except as otherwise provided in Section 6.5(e)(ii), the Purchaser shall bear all such regulatory costs and expenses, including, without limitation, payments to Third Party consultants and experts in obtaining Regulatory Approvals to the extent such payments relate to obtaining such Regulatory Approval, preparation of IDE Applications, PMA Applications, Medical Device License Applications, PMA Supplements, Amended Medical Device License Applications and FDA and TPD filing fees for future approvals of Licensed Products in the Field in the Territory.

                  6.8 Regulatory Emergencies. In the event of a regulatory emergency involving an immediate threat to patient health or imminent FDA import alert, import detention, administrative detention, TPD enforcement action (other than a warning letter) or court action against either Party with respect to a Licensed Product, Q-Med, prior to the completion of the procedures set forth in
Section 6.2(a) or (b) or 6.3 with respect to such Licensed Product, as applicable, and the Purchaser after the completion of such procedures with respect to such Licensed Product may take regulatory action or communicate with the FDA and/or the TPD without consulting the Steering Committee; provided such Party shall use its reasonable best efforts to (i) immediately notify and consult the President/Chief Executive Officer of the other

Party and (ii) consult with the Steering Committee as soon as practicable with respect to such regulatory emergency; provided, further, that the Steering Committee shall assume general oversight with respect to the regulatory emergency as soon as practicable. The Party taking emergency action shall bear its own costs and expenses with respect thereto.

                  6.9 Audits and Inspections. (a) Q-Med shall provide the Purchaser or the Purchaser's representatives reasonable access upon reasonable prior notice to inspect, review and audit the premises where the Licensed Products are being tested, handled, stored, designed, distributed and/or Manufactured for the sole purpose of confirming that all Licensed Products tested, handled, stored, designed, distributed and/or Manufactured at such facility are tested, handled, stored, designed, distributed and/or Manufactured in accordance with the FDCA and FDA's regulations thereunder and with Canada's FDA and/or regulations thereunder. To the extent that in connection with such inspection any confidential manufacturing information will be inspected, reviewed or audited, a Third Party representative of the Purchaser bound by the confidentiality obligations described in Section 6.9(b) shall review and inspect the applicable facility and records and to meet with Q-Med's personnel solely for the purpose of confirming that Q-Med's manufacturing and record-keeping is compliant with the FDCA and FDA's regulations thereunder and with Canada's FDA and/or regulations thereunder; provided that either Party has the option to delete or redact information not relating to the Licensed Products. Such inspections, reviews and audits shall occur upon not less than thirty (30) days' prior written notice to Q-Med, shall only be conducted during normal business hours and shall not unreasonably disrupt the normal operations of Q-Med; provided that Q-Med shall be entitled to instruct the Purchaser to conduct such inspection at an alternate date if Q-Med is currently undergoing an inspection. Such inspections may be conducted only once every six (6) months, except that the Purchaser may conduct follow-up inspections on less than thirty (30) days' notice directed at significant or critical quality issues observed during the initial inspection or brought to the Purchaser's attention through customer complaints or FDA or TPD communications or enforcement actions or otherwise.

                  (b) The Purchaser will cause such Third Party representatives to enter into agreements with Q-Med with respect to the proprietary and confidential nature of such information, which agreements shall, among other things, prohibit the disclosure of such information to the Purchaser. Such representatives will be bound by such obligations and will follow such security and facility access procedures as are designated by Q-Med. Q-Med may require that at all times the Purchaser representatives be accompanied by a Q-Med representative and that the Purchaser representatives not enter areas of the facility used in the production of the Licensed Products at times other than when the production of the Licensed Products are occurring.

                  (c) The Purchaser shall provide Q-Med or Q-Med's representatives reasonable access upon reasonable prior notice to inspect, review and audit the premises where the Licensed Products are being tested, handled, stored, or distributed for the purpose of confirming that all Licensed Products tested, handled, stored, or distributed at such facility are tested, handled, stored, and/or distributed in accordance with the FDCA and FDA's regulations thereunder and with Canada's FDA and/or regulations thereunder. In connection with such inspection, review or audit, the Purchaser shall allow Q-Med or its representatives to review and inspect the applicable facility and records and to meet with the Purchaser's personnel solely for the purpose of confirming that the Purchaser's procedures and record-keeping are compliant with the FDCA and FDA's regulations thereunder and with Canada's FDA and/or regulations thereunder. Such inspections, reviews and audits shall occur upon not less than thirty (30) days' prior written notice to the Purchaser, shall only be conducted during normal business hours and shall not unreasonably disrupt the normal operations of the Purchaser. Such inspections may be conducted only once every six (6) months, except that Q-Med may conduct follow-up inspections directed at significant or critical quality issues observed during the initial inspection or brought to Q-Med's attention through customer complaints or FDA or TPD communications or enforcement actions or otherwise.

                  (d) Each Party shall promptly notify the other Party when an FDA or a TPD inspection of its facilities (or an inspection by Third Parties in accordance with the FDA regulations or Canada's FDA or regulations, as applicable, where such inspection pertains to the Licensed Products, is expected or underway, and will promptly provide such other Party with copies of all regulatory correspondence, Establishment Inspection Reports, Form 483s, and Warning Letters issued by FDA or the TPD (or the Third Party inspector) in connection with any such inspection and pertaining to Licensed Products.

                  (e) Each Party shall bear its own costs and expenses in connection with audits, FDA and TPD inspections of its facilities. In particular, Q-Med shall bear the cost of preapproval inspections for Restylane(R), Perlane(TM) and Restylane Fine Lines(TM), preapproval manufacturing inspections for all other Licensed Products and manufacturing changes as provided in Section 6.5(e)(ii). The Purchaser shall bear the cost of all other PMA preapproval inspections.

                                   ARTICLE VII

                REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

                  7.1 Q-Med Representations. Q-Med hereby represents and warrants to the Purchaser that:

                  (a) Corporate Organization and Authority. Q-Med is a company duly organized, validly existing and in good standing under the laws of the Kingdom of Sweden and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Q-Med of this Agreement, the performance by Q-Med of its obligations hereunder, and the consummation by Q-Med of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Q-Med and, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of Q-Med, enforceable against Q-Med in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws of general application relating to or affecting enforcement of creditors' rights and Laws concerning equitable remedies.

                  (b) No Conflict. As of the date of this Agreement, the execution, delivery and performance by Q-Med of this Agreement and the performance by Q-Med of the transactions contemplated hereby does not, with or without the giving of notice or the passage of time or both, violate, conflict with or cause a breach or termination of or constitute a default under (i) the provisions of any Law applicable to Q-Med or its properties or assets; (ii) the provisions of the constituent organizational documents or other governing instruments of Q-Med; (iii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Q-Med is a party or by which it is bound or subject, or (iv) any judgment, decree, order or award of any court or Governmental Authority applicable to Q-Med or its properties or assets.

                  (c) Q-Med possesses and has continuously maintained all permits, authorizations and licenses issued by Governmental Authorities (other than the FDA and the TPD) necessary for the conduct of Q-Med's business as currently conducted, except where the failure to possess or maintain such permits, authorizations and licenses would not, individually or in the aggregate, have a material adverse effect on the ability of Q-Med to perform its obligations hereunder.

                  7.2 Purchaser Representations. The Purchaser hereby represents and warrants to Q-Med that it is a company duly organized, validly existing and in good standing under the laws of jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder, and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporation action. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery thereof by Q-Med, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws of general application relating to or affecting enforcement of creditors' rights and Laws concerning equitable remedies.

                  7.3 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED HEREIN OR IN THE OTHER TRANSACTION AGREEMENTS, (I) Q-Med MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EITHER AT LAW OR IN EQUITY, RELATED TO THE LICENSED PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO VALUE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FOR ORDINARY PURPOSES, OR ANY OTHER MATTER, (II) Q-MED MAKES NO, AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE REGARDING THE LICENSED PRODUCTS AND (III) THE LICENSED PRODUCTS ARE CONVEYED ON AN "AS IS" "WHERE IS" BASIS AND THE PURCHASER SHALL RELY UPON ITS OWN EXAMINATION THEREOF. Without limiting the foregoing, the Purchaser acknowledges that it has not and is not relying upon any implied warranty of merchantability or fitness for a particular purpose, or upon any representation or warranty whatsoever as to the prospects (financial, regulatory or otherwise) or the reliability, suitability, ability to produce a particular result, or the likelihood of commercial success of the Licensed Products after the date of this Agreement, except that the Purchaser may rely on the representations and warranties contained herein and in the other Transaction

Agreements. This provision shall not affect the rights or obligations of either Party hereto with respect to any other Transaction Agreement.

                  7.4 Non-Compete. (a) Commencing on the Closing Date and ending upon the termination of this Agreement pursuant to Section 8.2(d), Q-Med shall not, and shall cause its subsidiaries and any of its Affiliates who have agreed to be bound by any provision of this Agreement pursuant to Section 12.21 not to, directly or indirectly, engage in business in direct competition in the Territory with the Licensed Products for use in the Field; provided that any non-approved use (or other use not in accordance with the Labeling) by any Third Party shall not be deemed to be a violation of Q-Med's duty not to compete.

                  (b) Commencing on the Closing Date and ending upon the expiration of the Amended and Restated License Agreement, the Purchaser shall not, and shall cause its subsidiaries and any of its Affiliates who have agreed to be bound by any provision of this Agreement pursuant to Section 12.21 not to, directly or indirectly **** Notwithstanding the foregoing, in the event of a Third Party Transfer effected in accordance with the terms and conditions of
Section 12.2, the business of such Third Party transferee as conducted as of the date of such Third Party Transfer shall not be deemed to constitute a violation of this Section 7.4(b).

                  7.5 Licensed Products. Q-Med shall convey good title to the Licensed Products upon delivery of the Licensed Products to the Purchaser in accordance with this Agreement and such Licensed Products shall be free and clear of any security interest, claim, lien or encumbrance.

                  7.6 Pledges of Regulatory Approvals. Q-Med shall not, and shall cause its Affiliates not to, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of any Regulatory Approval of the Licensed Products, or any economic interest therein, whether now owned or hereafter received or obtained, to any Person.

                                  ARTICLE VIII

                              TERM AND TERMINATION

                  8.1 Term. Except as provided in Section 8.4, this Agreement shall have a term ("TERM") beginning on the date hereof and ending on the commencement of the Purchaser making or having made the Licensed Products pursuant to the exercise of the Option (as defined in Section 10.1) in accordance with its terms.

                  8.2 Termination by Q-Med. This Agreement may be terminated by Q-Med, at its option:

                  (a) if the Purchaser breaches its obligations to pay any material amounts owing to Q-Med under this Agreement, including, without limitation, its obligation to make any Delinquent Payments with interest as provided in Section 4.3, and such breach continues for ten (10) days after written notice of such breach was provided to the Purchaser by Q-Med;

                  (b) if the Purchaser commits a material breach of any of its other obligations under this Agreement, and fails to (i) cure such breach within thirty (30) days of receipt of written notice of such breach; or (ii) commence cure of such breach and make substantial progress towards cure within thirty (30) days of receipt of such notice, and cure such breach within thirty
(30) additional days thereafter, such thirty (30) day period to apply only to the extent such breach in either of (i) or (ii) is curable;

                  (c) upon the insolvency of the Purchaser; an assignment by the Purchaser for the benefit of its creditors; the commencement against the Purchaser of a voluntary or involuntary proceeding under any bankruptcy, insolvency, liquidation or similar Law, upon the appointment with respect to the Purchaser of a successor, trustee, custodian, sequestrator or similar official or upon the dissolution of the Purchaser;

                  (d) if the Purchaser (as defined in the Purchase Agreement) breaches its obligation to make the Milestone Payments (as defined in the Purchase Agreement) when due pursuant to Section 2.2 therein (the termination right set forth in this clause (d), the "SPECIAL TERMINATION PROVISION"); provided, that this Special Termination Provision is the sole remedy under this Agreement for the breach by the Purchaser of its obligation to make the Milestone Payments when due; or

                  (e) if there shall have been a Transfer by the Purchaser pursuant to a Change in Control (other than a Volitional Change in Control) in violation of Section 12.2.

                  8.3 Termination by the Purchaser. This Agreement may be terminated by the Purchaser, at its option:

                  (a) if Q-Med commits a material breach of its obligations under this Agreement, and fails to (i) cure such breach within thirty (30) days of receipt of written notice of such breach; or (ii) commence cure of such breach and make substantial progress towards cure within thirty (30) days of receipt of such notice, and cure such breach within thirty (30) additional days thereafter, such thirty (30) day period to apply only to the extent such breach in either of (i) or (ii) is curable;

                  (b) upon the insolvency of Q-Med; an assignment by Q-Med for the benefit of its creditors; the commencement against the Q-Med of a voluntary or involuntary proceeding under any bankruptcy, insolvency, liquidation or similar Law, upon the appointment with respect to Q-Med of a successor, trustee, custodian, sequestrator or similar official or upon the dissolution of Q-Med; or

                  (c) if there shall have been a Transfer by Q-Med pursuant to a Change in Control (other than a Volitional Change in Control) in violation of Section 12.2.

                  8.4 Effect of Termination or Expiration. (a) Upon termination of this Agreement pursuant to Section 8.2(b) or (c) or 8.3(a), (b) or (c), Q-Med will furnish to the Purchaser a complete inventory of all work-in-progress for the Manufacture of the Licensed Product and an inventory of all finished Licensed Product. Unless otherwise agreed to between the Parties, all stock on hand as of the termination of this Agreement will be dealt with promptly as follows:

                  (i) Licensed Products Manufactured pursuant to Firm Orders accepted by Q-Med will be delivered by Q-Med to the Purchaser, whereupon the Purchaser will pay Q-Med therefore in accordance with the terms of this Agreement; and

                  (ii) Work-in-progress commenced by Q-Med against accepted Firm Orders accepted by Q-Med or work-in-progress or finished Licensed Product commenced or finished in reliance on the quantity of Licensed Product forecasted for the current calendar month and the immediately succeeding three (3) calendar months in the forecast delivered to Q-Med on or before the first day of the current calendar month will be completed by Q-Med and delivered to the Purchaser, whereupon the Purchaser will pay Q-Med therefore in accordance with the terms of this Agreement.

                  (b) Upon termination of this Agreement by Q-Med pursuant to Section 8.2(a), (d) or (e), the Purchaser shall immediately return to Q-Med all finished Licensed Product then held by the Purchaser. The Purchaser shall bear all expenses for transportation of such Licensed Products and the Purchaser shall pay to Q-Med an amount equal to Q-Med's cost for all Licensed Products Manufactured pursuant to Firm Orders from the Purchaser, work-in-progress commenced by Q-Med against accepted Firm Orders from the Purchaser and work-in-progress or finished Licensed Product commenced or finished in reliance on the quantity of Licensed Product forecasted for the current calendar month and the immediately succeeding three (3) calendar months in the forecast delivered to Q-Med on or before the first day of the current calendar month.

                  (c)      Upon termination of this Agreement pursuant to
Section 8.2 or 8.3, each of the Purchaser and Q-Med will immediately at its expense return to the other Party all proprietary and confidential documents, work papers and other material of the other Party and its Affiliates relating to the transactions contemplated hereby obtained from that other Party or its Affiliates pursuant to this Agreement, whether so obtained before or after the execution hereof, and all copies, extracts or other reproductions, in whole or in part thereof which may have been made by or on behalf of the Purchaser or Q-Med or their respective representatives, as the case may be, and shall deliver to the other Party or destroy all notes or memorandum or other stored information of any kind containing, reflecting or derived from such documents, work papers and other material, except that one archival copy may be retained by each Party's outside counsel or in-house counsel. The return or destruction, as applicable, of such documents, work papers and other material (and all copies, extracts or other reproductions in whole or in part thereof) pursuant to this
Section 8.4(c) shall be certified in writing by an authorized officer supervising the same. This Section 8.4(c) shall not apply to information obtained pursuant to any other Transaction Agreement. Notwithstanding such return or destruction, each Party will continue to be bound by its obligations of confidentiality under Article XI herein. Each Party shall not use or disclose to any Person any information derived from such confidential and proprietary documents, work papers and other material of the other Party and shall be responsible for preventing the disclosure of any such information as provided in
Article XI.

                  (d)      (i) Upon termination of this Agreement by reason of
         Section 8.2 or 8.3, all obligations of the Parties hereunder shall terminate, except for Article XI [Confidentiality], Sections 7.4 [Non-Compete], 8.4 [Effect of Termination or Expiration], 10.4 [Duty of First Offer], 12.6 [Arbitration], 12.12 [Expenses] and 12.20 [Publicity], and the continuing regulatory compliance obligations of the Parties set forth in Section 6.1(a) and the indemnity obligations of the Parties set forth in Article IX; provided, however, that termination pursuant to Section 8.2 or 8.3 will not relieve a defaulting or breaching Party from any liability to the other Party hereto, including the obligation to pay invoiced amounts when due; provided, further, that upon termination of this Agreement by reason of (x) Section 8.2(d) or (e), all obligations pursuant to Section 7.4(a) [Non-Compete] shall immediately terminate and six (6) months after the termination of this Agreement, all obligations pursuant to Section 7.4(b) [Non-Compete] shall terminate and (y) Section 8.2(a), (b), (d) or (e), all obligations pursuant to Section 10.4 [Duty of First Offer] shall terminate.

                  (ii)     Upon termination of this Agreement by reason of
         Section 8.1, all obligations of the Parties hereunder shall terminate, except for Article XI [Confidentiality], Sections 7.4(a) [Non-Compete],
         8.4 [Effect of Termination or Expiration], 10.4 [Duty of First Offer],
         12.6 [Arbitration], 12.12 [Expenses] and 12.20 [Publicity], and the continuing regulatory compliance obligations of the Parties set forth in Section 6.1(a) and the indemnity obligations of the Parties set forth in Article IX; provided, however, that termination pursuant to
         Section 8.1 will not relieve a defaulting or breaching Party from any liability to the other Party hereto, including the obligation to pay invoiced amounts when due.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  9.1 Indemnification by Q-Med. (a) Q-Med shall indemnify, defend and hold harmless the Purchaser, its Affiliates and their respective directors, officers, stockholders, employees, agents and representatives (the "PURCHASER INDEMNIFIED PARTIES"), from and against any Losses that they may incur resulting from any Action to the extent arising out of or due to (i) any breach of any representation, warranty, covenant or other agreement by Q-Med or any of its Affiliates to the extent such Affiliate is bound under this Agreement (other than the breach of Sections 3.1, 3.2 and 6.1(b) and (c) for which the sole remedy shall be the remedy set forth in Section 5.1(c)) (provided, that for purposes of this Section 9.1(a), Section 7.1(c) shall be read without regard to qualification with respect to material adverse effect), (ii) any Product Claim by a patient to the extent such injury or harm was solely and directly caused by the use of any Licensed Product; provided that such Licensed Product shall have at all times been handled, stored, used and otherwise managed in accordance with the Labeling; and (iii) the marketing, import, sale, offer for sale, use, storage or possession of Licensed Products outside of the Territory by Q-Med or its Affiliates, or their respective licensees, successors and assigns or their respective customers or end-users.

                  (b) In addition to the remedies set forth in clause (a) hereof, in the event of a final arbitral award pursuant to Section 12.6 that a material breach (other than a willful material breach which is addressed by Section 10.1(b)) by Q-Med of its obligations to supply the Licensed Products to the Purchaser in accordance with Article II of this Agreement for a six (6) month period has occurred, Q-Med shall obtain and qualify an alternate manufacturer able to fulfill the Purchaser's requirements as forecasted by the Purchaser in accordance with

Sections 2.2(b) and (d). If Q-Med has not taken reasonably sufficient action to qualify such an alternate manufacturer within one (1) month of such final arbitral award, then Q-Med shall promptly furnish to an alternate manufacturer as identified by the Purchaser all information and assistance necessary to qualify and operate such alternate manufacturer. Notwithstanding the foregoing, promptly upon notice by Q-Med that such material breach has been cured, the Purchaser shall use its commercially reasonable efforts to resume the use of Q-Med as exclusive supplier.

                  (c) Notwithstanding anything to the contrary contained herein, (i) Losses shall not include loss of profits or consequential damages unless a final arbitral award is issued pursuant to Section 12.6 determining that the breach by Q-Med giving rise to such Losses was an intentional and willful breach of a material obligation under this Agreement and (ii) after the consummation of a Transfer to a Third Party, with respect to any final arbitral award pursuant to Section 12.6 that determines that such Third Party has intentionally and willfully breached any of its material obligations under this Agreement, Losses arising out of or due to such intentional and willful breach of a material obligation under this Agreement shall be deemed to include loss of profits, consequential damages and such other damages, fees, penalties, deficiencies, losses and expenses as the arbitral tribunal making such award may determine.

                  (d) Q-Med and its Affiliates shall have no liability under this Section 9.1 to the extent that a Purchaser Indemnified Party has been paid pursuant to the Amended and Restated License Agreement or the Purchase Agreement for an indemnifiable claim involving the identical substantive issue.

                  9.2 Indemnification by the Purchaser. (a) The Purchaser shall indemnify, defend and hold harmless Q-Med, its Affiliates and their respective directors, officers, stockholders, employees, agents and representatives (the "Q-MED INDEMNIFIED PARTIES"), from and against any Losses that they may incur resulting from any Action to the extent arising out of or due to any breach of any representation, warranty, covenant or other agreement by the Purchaser or any of its Affiliates to the extent such Affiliate is bound under this Agreement.

                  (b) Notwithstanding anything to the contrary contained herein, (i) Losses shall not include loss of profits or consequential damages unless a final arbitral award is issued pursuant to Section 12.6 determining that the breach by the Purchaser giving rise to such Losses was an intentional and willful breach of a material obligation under this Agreement and (ii) after the consummation of a Transfer to a Third Party in accordance with Section 12.2, with respect to any final arbitral award pursuant to Section 12.6 that determines that such Third Party has intentionally and willfully breached any of its material obligations under this Agreement, Losses arising out of or due to such intentional and willful breach of a material obligation under this Agreement shall be deemed to include loss of profits, consequential damages and such other damages, fees, penalties, deficiencies, losses and expenses as the arbitral tribunal making such award may determine.

                  (c) The Purchaser and its Affiliates shall have no liability under this Section 9.2 to the extent that a Q-Med Indemnified Party has been paid pursuant to the Amended and Restated License Agreement or the Purchase Agreement for an indemnifiable claim involving the identical substantive issue.

                  9.3 Notice of Claims. If there occurs an event which any of the Persons to be indemnified under this Article IX asserts is indemnifiable pursuant to Section 9.1 or 9.2 (the "INDEMNIFIED PARTY"), the Party or Parties seeking indemnification shall so notify the Party from whom indemnification is sought (the "INDEMNIFYING PARTY") promptly in writing describing such Loss, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement or any other agreement or instrument delivered pursuant hereto in respect of which such Loss shall have occurred. If any Action at law or in equity is instituted by or against a Third Party with respect to which the Indemnified Party intends to claim any liability as a Loss under this Article IX, the Indemnified Party shall promptly notify the Indemnifying Party of such Action and tender to the Indemnifying Party the defense of such Action. A failure by the Indemnified Party to give notice and to tender the defense of the Action in a timely manner pursuant to this Section 9.3 shall not limit the obligation of the Indemnifying Party under this Article IX, except to the extent such Indemnifying Party is materially prejudiced thereby.

                  9.4      Control of Claims. The Indemnifying Party under this
Article IX shall have the right, but not the obligation, to conduct and control, through counsel of its choosing, any Action for which indemnification is sought pursuant to this Article IX ("INDEMNIFIABLE CLAIM"), and if the Indemnifying Party elects to assume the defense thereof, the Indemnifying Party shall not be liable to the Party or Parties seeking indemnification hereunder for any legal expenses of other counsel or any other expenses subsequently incurred by such Party or Parties in connection with the defense thereof; provided that, if the Indemnified Party has been advised in writing by outside counsel that there is a potential conflict between the interests of the Indemnifying Party and the Indemnified Party, the reasonable out-of-pocket fees and expenses of one separate counsel for the Indemnified Party shall be paid by the Indemnifying Party and such separate counsel shall be selected by the Indemnified Party in its sole discretion. Notwithstanding the foregoing, the reasonable legal fees and expenses of counsel selected by the Indemnified Party in its sole discretion in connection with an Indemnifiable Claim as to which the Indemnifying Party does not assume the defense or is not entitled to assume the defense shall be considered Losses for purposes of this Article IX. The Indemnifying Party may compromise or settle such Action; provided that the Indemnifying Party shall give the Indemnified Party advance notice of any proposed compromise or settlement; provided, further, that the Indemnifying Party shall not compromise or settle any Indemnifiable Claim without the prior written approval of the Indemnified Party, such approval not to be unreasonably withheld or delayed, unless all relief provided is paid or satisfied in full by the Indemnifying Party. No Indemnified Party may compromise or settle any Indemnifiable Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party elects not to control or conduct the defense or prosecution of an Indemnifiable Claim, the Indemnifying Party nevertheless shall have the right to participate in the defense or prosecution of any Indemnifiable Claim and, at its own expense, to employ counsel of its own choosing for such purpose. The Parties hereto shall cooperate with each other and their respective counsel in the defense, settlement, negotiation or prosecution of any Indemnifiable Claim.

                  9.5 Indemnification Calculations. The amount of any Losses for which indemnification is provided under this Article IX shall be computed net of any insurance proceeds received by the Indemnified Party in connection with such Losses. If an Indemnified

Party receives insurance proceeds in connection with Losses for which it has received indemnification, such Party shall refund to the Indemnifying Party the amount of such insurance proceeds when received, up to the amount of indemnification received. An Indemnified Party shall use its commercially reasonable efforts to pursue insurance claims with respect to any Losses.

                  9.6 Exclusive Remedies. Except as otherwise provided herein, the remedies set forth in this Article IX will be the exclusive remedies available to the Parties hereto with respect to any Losses or any other damages, costs or expenses of any kind or nature or any other claim or remedy directly or indirectly resulting from, arising out of or relating to any of this Agreement (including alleged breaches of representation, warranty, covenant or any other term or provision or for any alleged misrepresentation) and the transactions contemplated hereby; provided that nothing herein shall limit in any way any Party's remedies in respect of fraud by the other Party in connection herewith or in connection with the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, the Parties hereby agree that any and all Actions resulting from, arising out of or based upon the provisions of this Agreement may be asserted or brought solely under and in accordance with the terms of this Agreement.

                  9.7 Survival. The representations and warranties of the Parties contained in this Agreement shall survive until the eighteen (18) month anniversary of termination or expiration of this Agreement pursuant to Section 8.1, 8.2 or 8.3 and the covenants to be performed hereunder shall survive until the date that is six (6) months after the end of the applicable period for performance thereof.

                                    ARTICLE X

                                CERTAIN COVENANTS

                  10.1     Manufacturing Option.

                  (a) Q-Med hereby grants to the Purchaser an option (the "OPTION") to obtain a license to make and have made, develop and improve by itself or on its behalf in the Territory, commencing on the date that is **** after the receipt by Q-Med of the exercise notice (the "EXERCISE NOTICE"), the Licensed Products. Such license (the "MANUFACTURING LICENSE") shall be granted by Q-Med within **** of the date of the Exercise Notice and shall include the terms set forth on Schedule E hereto and any other terms and conditions negotiated in good faith and agreed to by the Parties during such ****. The Parties hereby agree that this Section 10.1 imposes an enforceable obligation to grant the Manufacturing License based on the terms set forth in Schedule E and to negotiate in good faith such additional terms as may be agreed to by the Parties. The Purchaser shall deliver the Exercise Notice no less than **** prior to the date on which the Purchaser intends to commence to make or to have made, develop and improve the Licensed Products pursuant to the Option; provided that the Purchaser shall not deliver the Exercise Notice prior to the **** of the date hereof. The Purchaser and Q-Med will fully cooperate in obtaining all required Regulatory Approvals in connection with the Purchaser's lawful manufacture of the Licensed Products for Commercial Distribution and Investigational

Distribution; provided that the Purchaser will pay the cost and expenses of obtaining such approvals.

                  (b) Notwithstanding the foregoing, the Purchaser shall have **** the Exercise Notice and Q-Med shall grant the Manufacturing License on the terms set forth in Schedule E within **** of receipt of such notice in the event of (i) a final arbitral award pursuant to Section 12.6 determining that Q-Med has intentionally and willfully breached a material obligation related to the Manufacture or supply Licensed Products under this Agreement or a material obligation pursuant to Section 6.2(a), (b), (f) or (g) or 6.3 herein; provided that the Purchaser shall bear the burden of proof with respect to the determination that any such breach was intentional, willful and material or (ii) upon Q-Med entering into a liquidation process due to bankruptcy.

                  10.2 Back-up Facility. Q-Med shall, within **** after the Closing Date, submit the necessary PMA Supplement and Amended Medical Device License Application seeking necessary Regulatory Approvals with the FDA and the TPD to lawfully employ a back-up facility (a "BACK-UP FACILITY") to Manufacture Licensed Products, such Back-up Facility to be located in a building other than the building housing Q-Med's existing manufacturing facility in Uppsala (the "EXISTING FACILITY") so as to avoid a material risk of destruction of both the Back-up Facility and the Existing Facility in a single catastrophic event, and shall use commercially reasonable efforts to pursue such submissions and obtain such Regulatory Approvals. The appropriate establishment registration with FDA and the TPD and all requisite Regulatory Approvals of the FDA and the TPD allowing the lawful Manufacture of the Licensed Products with respect to the Back-up Facility shall be valid and in full force and effect at all times that such Back-up Facility is supplying Licensed Product to the Purchaser. Notwithstanding the foregoing, Q-Med shall not be deemed to be in breach of its obligation pursuant to this Section 10.2 if Q-Med has not made such submissions within the **** after the Closing Date if Q-Med is working in good faith and in mutual consultation and cooperation with the Purchaser or in accordance with a plan mutually developed and agreed by Q-Med and the Purchaser to obtain and qualify the Back-Up Facility or another back-up facility. ****

                  10.3 Third Party Contractors. Q-Med shall have the right in connection with its obligations hereunder to contract with its Affiliates and/or one or more Third Parties for the Manufacture and supply of the Licensed Products in finished form to the Purchaser; provided, however, that: (i) Q-Med shall cause such contractor to comply fully with the terms and conditions set forth in this Agreement with respect to the Manufacture and supply of such Licensed Products; (ii) Q-Med shall remain fully responsible for the Manufacture and supply of such Licensed Products to the Purchaser; and (iii) the use of such contractor shall not increase the cost of the Licensed Products to the Purchaser in excess of a cost increase otherwise permitted by this Agreement. Q-Med shall bear the costs and expense of any required Regulatory Approvals due to the contracting with any Affiliate and/or Third Party for the Manufacture and supply of the Licensed Products. Prior to supplying the Purchaser with Licensed Products Manufactured by a non-Affiliate Third Party, Q-Med must submit the contractor's name to the Purchaser for reasonable approval, such approval not to be unreasonably withheld or delayed. If the Purchaser reasonably objects to Q-Med's use of any non-Affiliate Third Party for the Manufacture and supply of Licensed Products, the Purchaser shall have no obligation to accept any Licensed Products Manufactured by such non-Affiliated Third Party.

The foregoing shall not affect, apply to, prevent or otherwise limit Q-Med's right to select and employ Third Party suppliers and subcontractors to provide ingredients, components, parts, and processing activities to aid Q-Med's manufacturing process.

                  10.4     ****

                                   ARTICLE XI

                                 CONFIDENTIALITY

                  11.1 Q-Med's Obligation. Except for the proper exercise of any rights granted or reserved under other provisions of this Agreement, Q-Med agrees that it shall keep confidential, and shall cause its officers, employees, directors and counsel to keep confidential and shall not publish or otherwise divulge to a Third Party, other than any agents or representatives of Q-Med (provided that such agents and representatives are informed of the confidential and proprietary nature of such information and agree in writing to the conditions set forth in this Article XI; and provided, further, that Q-Med shall be responsible for any breach of this Section 11.1 by such representatives and agents), or use for itself, unless the Purchaser shall have given its prior written approval, during the Term and for a period of ten (10) years after the end of the Term, any information (and all tangible and intangible embodiments thereof) of a confidential and proprietary nature relating to the Purchaser's and its Affiliates' business or operations, including non-public information concerning the Purchaser's products, processes, customers and suppliers and the products and processes of the Purchaser's customers and suppliers furnished to Q-Med by the Purchaser in connection with this Agreement (any of the foregoing, "CONFIDENTIAL PURCHASER INFORMATION"); provided, however, that Q-Med shall have the right to disclose any Confidential Purchaser Information provided hereunder if such disclosure is necessary (a) in connection with the securing of any governmental approval necessary for the performance by Q-Med of any of its obligations hereunder or under any other agreement with the Purchaser, (b) for the purpose of complying with governmental regulations or (c) by Law or legal process. Q-Med shall promptly notify the Purchaser of Q-Med's intent to make any disclosure of Confidential Purchaser Information prior to making such disclosure so as to allow the Purchaser adequate time to take whatever action the Purchaser may deem to be appropriate to protect the confidentiality of Confidential Purchaser Information and Q-Med will cooperate and provide any assistance that the Purchaser may reasonably request in connection with the foregoing. For the avoidance of confusion, all information provided by the Purchaser to Q-Med in connection with this Agreement shall be deemed Confidential Purchaser Information unless Q-Med can demonstrate that such information is available to it from sources other than the Purchaser that are not under a duty of confidentiality with respect thereto. Q-Med shall use Confidential Purchaser Information only in connection with and for the purposes reflected in this Agreement and the other Transaction Agreements and for no other purpose.

                  11.2 Purchaser's Obligation. Except for the proper exercise of any rights granted or reserved under other provisions of this Agreement and except for the information referenced in Section 11.3 which shall be subject to Section 11.3, the Purchaser agrees that it shall keep confidential, and shall cause its officers, employees, directors and counsel to keep confidential and shall not publish or otherwise divulge to a Third Party, other than any agents or representatives of the Purchaser (provided that such agents and representatives are informed of the confidential and proprietary nature of such information and agree in writing to the conditions set forth in this Article XI; and provided, further, that the Purchaser shall be responsible for any breach of this Section by such representatives and agents), or use for itself, unless Q-Med shall have given its prior written approval, during the Term and for a period of ten (10) years after the end of the Term, any information (and all tangible and intangible embodiments thereof) of a confidential and proprietary nature relating to Q-Med and its Affiliates' business or operations, including non-public information concerning the Licensed Rights, the Licensed Products or New Products, other products of Q-Med and its Affiliates, processes of Q-Med and its Affiliates, customers and suppliers and the products and processes of Q-Med's customers and suppliers, furnished to the Purchaser by Q-Med in connection with this Agreement (any of the foregoing, "CONFIDENTIAL SUPPLIER INFORMATION"); provided, however, that the Purchaser shall have the right to disclose any Confidential Supplier Information provided hereunder if such disclosure is necessary (a) in connection with the securing of any governmental approval necessary for the performance by the Purchaser of any of its obligations hereunder or under any other agreement with Q-Med, (b) for the purpose of complying with government regulations or (c) by Law or legal process. The Purchaser shall promptly notify Q-Med of the Purchaser's intent to make any disclosure of Confidential Supplier Information prior to making such disclosure so as to allow Q-Med adequate time to take whatever action Q-Med may deem to be appropriate to protect the confidentiality of Confidential Supplier Information and the Purchaser will cooperate and provide any assistance that Q-Med may reasonably request in connection with the foregoing. For the avoidance of confusion, all information provided by Q-Med to the Purchaser in connection with this Agreement (included information subject to Section 11.3) shall be deemed Confidential Supplier Information unless the Purchaser can demonstrate that such information is available to it from sources other than Q-Med that are not under a duty of confidentiality with respect thereto. The Purchaser shall use Confidential Supplier Information only in connection with and for the purposes reflected in this Agreement and the other Transaction Agreements and for no other purpose.

                  11.3 Manufacturing Data and other Information. In addition to any of the foregoing confidentiality obligations, the Purchaser agrees that it shall keep confidential and shall not use or disclose, and shall cause its officers, employees, directors and counsel to keep confidential and to not use or disclose, any information or data (and all tangible and intangible embodiments thereof) of a confidential and proprietary nature relating to the Manufacture of the Licensed Products, or any other information or data related to the manufacture of any other products by Q-Med and/or its Affiliates of a confidential and proprietary nature, including any such information to which the Purchaser has access by virtue of the Regulatory Approvals for the Licensed Products. Notwithstanding the foregoing, the Purchaser shall have the right to use, and, to the extent required to have Licensed Products made in accordance with the Manufacturing License, disclose (provided that the Person to whom such disclosure is made is informed of the confidential and proprietary nature of such information and agrees in writing to be bound by the conditions set forth in this Section 11.3; provided, further, that the Purchaser agrees in writing to be responsible for any breach of these provisions by such Person) such information or data related to the Manufacture of Licensed Products that it may have access to by virtue of the Regulatory Approvals related to the Licensed Products (i) in the event that Q-Med has failed to comply with its obligation to provide an alternate manufacturer with the information required pursuant to
Section 9.1(b) within the time period set forth in Section 9.1(b) or (ii) the Purchaser has exercised the Option in accordance with Section 10.1(b) herein. Notwithstanding the foregoing, the Purchaser shall have the right to disclose any such information or data provided hereunder if such disclosure is necessary (a) in connection with the securing of any governmental approval necessary for the performance by the Purchaser of any of its obligations hereunder or under any other agreement with Q-Med or its Affiliates, (b) for the purpose of complying with governmental regulations or (c) by Law or legal process. The Purchaser shall promptly notify Q-Med of the Purchaser's intent to make such disclosure prior to making such disclosure so as to allow Q-Med adequate time to take whatever action Q-Med may deem to be appropriate to protect the confidentiality of such information and the Purchaser will cooperate and provide any assistance that Q-Med may reasonably request in connection with the foregoing. The Purchaser shall not be prohibited from using or disclosing any such information that (a) is or has become known to the public other than through a breach of this Agreement or (b) lawfully was disclosed to the Purchaser on a non-confidential basis by a Third Party not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. Within the limits set forth in this Section 11.3, the Purchaser shall be entitled to use such information to the extent necessary to perform its obligations under this Agreement.

                  11.4 Permitted Disclosure Or Use Of Information. Nothing in this Article XI shall prevent the disclosure or use of Confidential Purchaser Information or Confidential Supplier Information, as the case may be, that (a) is or has become known to the public other than through a breach of this Agreement or (b) lawfully was disclosed to the disclosing Party on a non-confidential basis by a Third Party not prohibited from disclosing such information by a legal, contractual or fiduciary obligation.

                  11.5 Use Of Information to Perform Obligations under this Agreement. Within the limits set forth in this Article XI, each Party shall be entitled at all times to use all Confidential Purchaser Information or Confidential Supplier Information, as the case may be, provided by the other Party to the extent necessary to perform its obligations under this Agreement.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  12.1 Force Majeure. No Party shall be liable to another for its failure to perform any of its obligations hereunder if such failure is caused by contingencies beyond such Party's control, including, but not limited to, acts of God, fire, flood, wars, acts of terrorism, sabotage, strike and government actions. Any Party asserting its inability to perform any obligation hereunder as a result of any such contingency shall promptly notify the other Party of the existence of any such contingency that prevents performance and the extent of such Party's inability to perform. The non-performing Party shall use its reasonable best efforts to avoid or remove such causes of non-performance obligation as soon as commercially practicable.

                  12.2 Assignment. Except as expressly otherwise provided herein, the Parties may only Transfer their respective rights and obligations hereunder in accordance with this Section 12.2.

                  (a) Each of Q-Med and the Purchaser shall be entitled to Transfer its rights or obligations under this Agreement without the written consent of the Purchaser or Q-Med, as the case may be, to an Affiliate of the Purchaser or Q-Med, as the case may be, provided that Q-Med or Medicis, as the case may be, owns or controls greater than fifty percent (50%) of the voting securities or economic interest in such Affiliate (a "PERMITTED TRANSFEREE") for so long as such Affiliate continues to be a Permitted Transferee; provided, further, that such Transfer shall be null and void ab initio and of no further force and effect unless (i) such Transfer was affected in accordance with the terms and conditions of this Agreement and (ii) the Permitted Transferee, if not already a Party hereto, shall have executed and delivered to the Purchaser or Q-Med, as the case may be, as a condition precedent to such Transfer, an instrument or instruments reasonably satisfactory to Q-Med or the Purchaser, as the case may be, confirming that the Permitted Transferee shall be bound by the terms of this Agreement to the same extent applicable to the transferring Party, as if such Permitted Transferee was originally a Party hereto. Any such Permitted Transferee shall, and Q-Med or the Purchaser, as the case may be, shall cause such Permitted Transferee to, assign or transfer back to (or to another Permitted Transferee of the transferred Party) its rights and obligations hereunder prior to such Permitted Transferee ceasing to be a Permitted Transferee of Q-Med or the Purchaser, as the case may be. Upon such Permitted Transferee ceasing to be a Permitted Transferee hereunder, any Transfer of rights and obligations hereunder shall be null and void from inception and of no further force or effect. A transferring party shall remain directly liable for the performance by its Permitted Transferee of all obligations of such transferring Party under this Agreement. No Transfer to a Permitted Transferee hereunder shall relieve Q-Med or the Purchaser of its obligations pursuant to this Agreement.

                  (b) Commencing on the date on which all of the Milestone Payments to be paid pursuant to Section 2.2(b) of the Purchase Agreement have been paid to and received by Q-Med (provided that all such Milestone Payments may be prepaid at any time, regardless of whether such Milestone Payments are then due under Section 2.2 of the Purchase Agreement), the Purchaser or its Permitted Transferees shall be entitled, in accordance with this clause (b) to Transfer its rights and obligations under this Agreement to a Third Party, subject to the prior written consent of Q-Med; provided, further, that (i) in the event of a Volitional Change in Control such Transfer shall be null and void ab initio and of no further force and effect unless (A) such Transfer was effected in accordance with the terms and conditions of this Agreement and (B) the Third Party shall have executed and delivered to Q-Med as a condition precedent to such Transfer, an instrument or instruments reasonably satisfactory to Q-Med confirming that the Third Party shall be bound by the terms of this Agreement to the same extent applicable to the Purchaser or its Permitted Transferee as if such Third Party was originally a Party hereto and that such Third Party is, or as of the date of the proposed Transfer will be, a party to the Amended and Restated License Agreement and (ii) in the event of a Change in Control (other than a Volitional Change in Control) such Transfer shall give rise to a right of termination pursuant to Section 8.2(e) herein unless such Transfer was effected in accordance with the terms and conditions of this Agreement. The Parties agree that Q-Med may only withhold its consent in the event that Q-Med reasonably determines (such determination to be made without unreasonable delay, and such consent, or the withholding thereof, to be promptly communicated once determined) that the proposed Third Party transferee **** (iv) does not have financial condition at least comparable to that of the Purchaser as of the Closing Date or (v) has been or is currently debarred under the authority of the FDCA or Canada's FDA and/or regulations thereunder.

                  (c) Q-Med or its Permitted Transferee shall be entitled to Transfer its rights and obligations under this Agreement to a Third Party, subject to the prior written consent of the Purchaser; provided that (i) in the event of a Volitional Change in Control such Transfer shall be null and void ab initio and of no further force and effect unless (A) such Transfer was effected in accordance with the terms and conditions of this Agreement and (B) the Third Party shall have executed and delivered to the Purchaser as a condition precedent to such Transfer, an instrument or instruments reasonably satisfactory to the Purchaser confirming that the Third Party shall be bound by the terms of this Agreement to the same extent applicable to Q-Med or its Permitted Transferee as if such Third Party was originally a Party hereto and that such Third Party has, or as of the date of the proposed Transfer will have, the know-how and patents necessary to fulfill its obligations under and in accordance with this Agreement and (ii) in the event of a Change in Control (other than a Volitional Change in Control) such Transfer shall give rise to a right of termination pursuant to Section 8.3(c) herein unless such Transfer was effected in accordance with the terms and conditions of this Agreement. The Parties agree that the Purchaser may only withhold its consent in the event that the Purchaser reasonably (such determination to be made without unreasonable delay, and such consent, or the withholding thereof, to be promptly communicated once determined) determines that (i) the proposed Third Party transferee does not have the financial condition to perform Q-Med's obligations under this Agreement, (ii) if Q-Med is not to be the surviving entity upon the consummation of such proposed Transfer, upon the consummation of such proposed Transfer the successor entity will not have a manufacturing capacity at least comparable to Q-Med's and its Affiliates manufacturing capacity immediately prior to such proposed Transfer, (iii) such Transfer has not received all required Regulatory Approvals, or, if Q-Med and/or one of its Affiliates is not to be the surviving entity upon the consummation of such proposed Transfer, upon the consummation of such proposed Transfer, the proposed Third Party transferee will not have all Regulatory Approvals required for its performance of this Agreement or (iv) such proposed Third Party transferee has been or is currently debarred under the authority of the FDCA or under Canada's FDA and/or regulations thereunder.

                  (d) Subject to the provisions of this Section 12.2, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the Parties.

                  (e) Notwithstanding anything to the contrary contained elsewhere herein, Q-Med shall be entitled to engage a Third Party as provided in Sections 2.3, 9.1(b) and 10.3 herein to supply the Purchaser with Licensed Products for use in accordance with the terms and conditions of this Agreement and such action shall not be deemed a violation of this Section 12.2; provided that in such event Q-Med not be released from its obligations hereunder.

                  (f) Other than as set forth in clause (e) above, Q-Med and the Purchaser, as the case may be, and each of their respective present and former officers, directors, employees and Affiliates shall be released and discharged of its respective rights and obligations pursuant to this Agreement and from any and all claims, rights, causes of actions or suits and recoveries related thereto upon the consummation of a Transfer to a Third Party in accordance with the terms and conditions set forth herein.

                  12.3 Independent Contractor. The Parties shall each be an independent contractor in the performance of their respective obligations hereunder, and, except as is expressly set forth herein, neither Party will have any right by virtue of this Agreement to bind the other Party in any manner whatsoever.

                  12.4 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the Party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile; provided that the facsimile is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

                  If to Q-Med:

                           Q-Med
                           Seminariegatan 21
                           752 28 Uppsala, Sweden
                           Attention:
                           Telephone No.: +46 18 474 90 00
                           Facsimile No.: +46 18 474 90 01

                  with a copy to (which shall not constitute notice):

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Attention: Richard A. Miller
                           Telephone No.: (212) 455-7150
                           Facsimile No.: (212) 455-2502

                  If to the Purchaser:

                           Medicis Pharmaceutical Corporation
                           8125 N. Hayden Road
                           Scottsdale, Arizona 85258-2463
                           Attention: Jonah Shacknai
                           Telephone No.: (602) 808-3800
                           Facsimile No.: (602) 778-6007

                  with a copy to (which shall not constitute notice):

                           Akin Gump Strauss Hauer & Feld LLP
                           590 Madison Avenue
                           New York, New York 10022
                           Attention: Stephen E. Older and Susan Cohen
                           Telephone No.: (212) 872-1000
                           Facsimile No.: (212) 872-1002

                  12.5 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, regardless of Laws that might otherwise govern pursuant to applicable principles of conflicts of Laws thereof.

                  12.6 Arbitration. The Parties agree that any dispute arising out of or in connection with this Agreement, or the breach, termination, or invalidity thereof, shall be resolved as follows. In the event of a dispute between the Parties, either Party may initiate the dispute resolution procedures of this Section 12.6 by providing written notice (the "NOTICE OF CLAIM") to the other Party identifying the dispute and stating the desire to resolve the dispute. After receiving the Notice of Claim, respondent will respond in writing by stating its position and setting forth a proposed resolution of the dispute. If claimant and respondent are not able to resolve the dispute within twenty
(20) days thereafter, the matter in dispute shall be settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce. The arbitral tribunal shall be comprised of three arbitrators; the Party nominated arbitrators shall be appointed in accordance with the Rules of the ICC. The Party nominated arbitrators will have thirty (30) days to appoint a chair. If they are unable to make such appointment within that time, then the chair shall be appointed in accordance with the Rules of the ICC. The place of arbitration shall be Stockholm, Sweden. The language to be used in the arbitral proceedings shall be English. The Parties agree that the losing Party shall bear the cost of the arbitration filing and hearing fees, the cost of the arbitrators and the ICC administrative expenses and the attorney's fees and associated costs and expenses of each Party. The Parties agree to reasonable document discovery provided the requesting Party makes a showing of relevance and need to the tribunal.

                  12.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

                  12.8 Headings. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  12.9 Entire Agreement. The Transaction Agreements, each of their appendices, exhibits, schedules and certificates, and all documents and certificates delivered or contemplated in connection herewith and therewith constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements or understandings of the Parties relating thereto.

                  12.10 Sales and Use Taxes. The Purchaser shall be responsible for the payment of any sales and use taxes on the Licensed Products delivered by Q-Med to the Purchaser.

                  12.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the Parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties shall be enforceable to the fullest extent permitted by Law.

                  12.12 Expenses. Except as set forth in this Agreement, Q-Med and the Purchaser will each bear their own expenses and the expenses of their respective Affiliates incurred in connection with the negotiation and preparation of this Agreement.

                  12.13 Further Actions. Q-Med and the Purchaser each hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or proper and execute and deliver such documents and other papers as may be required to make effective the transactions contemplated by this Agreement.

                  12.14 Waiver. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof only by a written instrument executed by such Party. No delay on the part of Q-Med or the Purchaser in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Q-Med or the Purchaser of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  12.15 Amendment. This Agreement may be modified or amended only by written agreement of the Parties hereto signed by authorized representatives of the Parties hereto and specifically referencing this Agreement.

                  12.16    No Third Party Rights. Other than as set forth in
Article IX and Section 12.21, no provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.

                  12.17 Construction. This Agreement will be deemed to have been drafted by both Q-Med and the Purchaser and will not be construed against either Party as the draftsperson hereof. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

                  12.18 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the Parties shall be entitled to specific performance of the terms of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

                  12.19 Appendices, Exhibits, Schedules and Certificates. Each appendix, exhibit, schedule and certificate attached hereto is incorporated herein by reference and made a part of this Agreement.

                  12.20 Publicity. Neither Party shall issue or release any media release or public announcement (including, without limitation, any announcements made via any posting on the World Wide Web or Internet), or other similar publicity announcing the existence of this

Agreement or relating to any term or condition of this Agreement or the relationships created by this Agreement without three (3) Business Days' prior written notice, including by e-mail, to the other Party and the prior agreement of the other Party on the relevant wording relating to the Agreement or term or condition of the Agreement. Notwithstanding the foregoing, each Party shall have the right to issue media releases immediately and without the prior consent of the other Party that disclose any information required by the rules and regulations of the Securities and Exchange Commission, the Stockholm Stock Exchange or applicable Law; provided that the disclosing Party shall notify the other Party, including by e-mail, no later than simultaneously with such issuance of such issuance and shall use commercially reasonable efforts to provide a copy of the relevant wording relating to the Agreement, or any term or condition thereof or the other Party prior to the disclosure thereof. Q-Med shall contact the Purchaser's Investor Relations Group for approval. The Purchaser shall contact **** for approval.

                  12.21 Certain Affiliate Transfers. Neither Party shall (1) invest, directly or indirectly, in an Affiliate which has operations or conducts activities in the field of Aesthetic Enhancement, or (2) transfer or make available any of its activities, operations or assets in the field of Aesthetic Enhancement (including research and development, marketing, know-how or other intellectual property, management of regulatory relations and protection of intellectual property) to an Affiliate, without causing such Affiliate to enter into an agreement for the benefit of the other Party by which such Affiliate agrees to be bound by the provisions hereof in all relevant respects to the same effect as if such Affiliate had originally been a party hereto; provided, that Sections 7.4(a) or (b), as applicable, Section 10.4 and Article XI shall be deemed in all cases to be relevant.

                  IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

                                 Q-MED AB

                                 By: /s/ Bengt Agerup
                                     -------------------------------------------
                                     Name:       Bengt Agerup
                                     Title:      Director

                                 MEDICIS PHARMACEUTICAL CORPORATION

                                 By: /s/ Mark A. Prygocki, Sr.
                                     -------------------------------------------
                                     Name:       Mark A. Prygocki, Sr.
                                     Title:      Chief Financial Officer

                                   SCHEDULE A

                                 SPECIFICATIONS

     (omitted pursuant to the Company's request for confidential treatment.)

                                   SCHEDULE B

                                 VOLUME PRICING

     (omitted pursuant to the Company's request for confidential treatment.)

                                   SCHEDULE C

                              REGULATORY PROCEDURES

                                   SCHEDULE D1

                                CANADIAN FORECAST

     (omitted pursuant to the Company's request for confidential treatment.)

                                   SCHEDULE D2

                               INITIAL FIRM ORDER

     (omitted pursuant to the Company's request for confidential treatment.)

                                   SCHEDULE D3

                                  U.S. FORECAST

     (omitted pursuant to the Company's request for confidential treatment.)

                                   SCHEDULE E

                       TERMS OF THE MANUFACTURING LICENSE

Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Supply Agreement.

Term:                      Perpetual.

Exercise Price:            No additional financial consideration.

Scope: (1) Manufacturing License to include, among other terms and conditions, (a) the exclusive right, except as to Q-Med, its Affiliates and any manufacturing licensees or designees, to make and have made, develop and improve the Licensed Products in the Territory to market, use, distribute, import, offer for sale and sell for Commercial Distribution or Investigational Distribution in the Territory and (b) a license to use all of Q-Med's manufacturing know-how and the Licensed Patents (the "MANUFACTURING LICENSED RIGHTS"), in each case to the extent necessary or reasonably useful in connection with the Manufacturing License.

                           (2) Manufacturing License in no way restricts the ability of Q-Med and its Affiliates to Manufacture the Licensed Products in the Territory or outside of the Territory, provided that Q-Med shall at all times act in accordance with the terms and conditions of the Amended and Restated License Agreement.

                           (3) Q-Med shall be the sole owner of any improvements to the Manufacturing Licensed Rights, whether conceived of, created or developed by Q-Med and/or the Purchaser, but excluding improvements to the Manufacturing Licensed Rights that the Parties mutually agree shall be jointly owned for the purpose of avoiding prior art status, such as under 35 U.S.C.
                           Section 102(e). To the extent any improvements to the Manufacturing Licensed Rights, now or in the future, are owned solely or jointly by the Purchaser notwithstanding the foregoing, the Purchaser shall grant to Q-Med a fully paid-up, non-exclusive license to make, use, market, distribute for Commercial Distribution or Investigational Distribution, import, offer for sale, sell, commercialize or otherwise dispose of such improvements to the Manufacturing Licensed Rights and any products based on improvements to the Manufacturing Licensed Rights.

Non-Compete:               ****

Confidentiality:           The Purchaser agrees that it shall keep confidential,
                           and shall cause its officers, employees, directors and counsel to keep confidential and shall not publish or otherwise divulge to a Third Party, other than any agents or representatives of the Purchaser (provided that such agents and representatives are informed of the confidential and proprietary nature of such information and agree in writing to the conditions set forth in the Manufacturing License; and provided, further, that the Purchaser shall be responsible for any breach by such representatives and agents), or use for itself, unless Q-Med shall have given its prior written approval, any information (and all tangible and intangible embodiments thereof) of a confidential and proprietary nature relating to Q-Med and its Affiliates' business or operations, including non-public information concerning the Manufactured
                           Licensed Rights, the Licensed Products or New
                           Products, other products of Q-Med and its Affiliates, processes of Q-Med and its Affiliates, customers and suppliers and the products and processes of Q-Med's customers and suppliers, furnished to the Purchaser by Q-Med in connection with the Manufacturing License
                           (any of the foregoing, "CONFIDENTIAL Q-MED
                           INFORMATION"); provided, however, that the Purchaser shall have the right to disclose any Confidential
                           Q-Med Information provided under the Manufacturing
                           License if such disclosure is necessary (a) in connection with the securing of any governmental approval necessary for the performance by the Purchaser of any of its obligations under the Manufacturing License or under any other agreement with Q-Med, (b) for the purpose of complying with government regulations or (c) by Law or legal process. The Purchaser shall promptly notify Q-Med of the Purchaser's intent to make any disclosure of Confidential Q-Med Information prior to making such disclosure so as to allow Q-Med adequate time to take whatever action Q-Med may deem to be appropriate to protect the confidentiality of Confidential Q-Med
                           Information and the Purchaser will cooperate and provide any assistance that Q-Med may reasonably request in connection with the foregoing. For the avoidance of confusion, all information provided by Q-Med to the Purchaser in connection with the Manufacturing License shall be deemed Confidential
                           Q-Med Information unless the Purchaser can demonstrate that such information is available to it from sources other than the Q-Med that are not under a duty of confidentiality with respect thereto. The
                           Purchaser shall use Confidential Q-Med Information only in connection with and for the purposes reflected in the Manufacturing License.

Assignment:                Except as expressly provided in the assignment
                           provision of the Manufacturing License, Q-Med and the Purchaser may only Transfer their respective rights and obligations under the Manufacturing License in accordance with the following:

                           (a) Each of Q-Med and the Purchaser shall be entitled to Transfer its rights or obligations under the Manufacturing License without the written consent of the Purchaser or Q-Med, as the case may be, to an Affiliate of the Purchaser or Q-Med, as the case may be, provided that Q-Med or the Purchaser, as the case may be, owns or controls greater than fifty percent (50%) of the voting securities or economic interest in such

                           Affiliate (a "PERMITTED TRANSFEREE") for so long as such Affiliate continues to be a Permitted Transferee; provided, further, that such Transfer shall be null and void ab initio and of no further force and effect unless (i) such Transfer was affected in accordance with the terms and conditions of this Agreement and (ii) the Permitted Transferee, if not already a party to the Manufacturing License, shall have executed and delivered to the Purchaser or Q-Med, as the case may be, as a condition precedent to such Transfer, an instrument or instruments reasonably satisfactory to Q-Med or the Purchaser, as the case may be, confirming that the Permitted Transferee shall be bound by the terms of the Manufacturing License to the same extent applicable to the transferring Party, as if such Permitted Transferee was originally a party to the Manufacturing License. Any such Permitted Transferee shall, and Q-Med or the Purchaser, as the case may be, shall cause such Permitted Transferee to, assign or transfer back to (or to another Permitted Transferee of the transferred party) its rights and obligations under the Manufacturing License prior to such Permitted Transferee ceasing to be a Permitted Transferee of Q-Med or the Purchaser, as the case may be. Upon such Permitted Transferee ceasing to be a Permitted Transferee under the Manufacturing License, any Transfer of rights and obligations under the Manufacturing License shall be null and void from inception and of no further force or effect. A transferring party shall remain directly liable for the performance by its Permitted Transferee of all obligations of such transferring Party under the Manufacturing License. No Transfer to a Permitted Transferee under the Manufacturing License shall relieve Q-Med or the Purchaser of its obligations pursuant to the Manufacturing License.

                           (b) The Purchaser or its Permitted Transferees shall be entitled, in accordance with this clause (b) to Transfer its rights and obligations under the Manufacturing License to a Third Party, subject to the prior written consent of Q-Med; provided, that
                           (i) in the event of a Volitional Change in Control such Transfer shall be null and void ab initio and of no further force and effect unless (A) such Transfer was effected in accordance with the terms and conditions of the Manufacturing License and (B) the Third Party shall have executed and delivered to Q-Med as a condition precedent to such Transfer, an instrument or instruments reasonably satisfactory to Q-Med confirming that the Third Party shall be bound by the terms of the Manufacturing License to the same extent applicable to the Purchaser or its Permitted Transferee as if such Third Party was originally a party to the Manufacturing License and (ii) in the event of a Change in Control (other than a Volitional Change in Control) such Transfer shall give rise to a right of termination of the Manufacturing License unless such Transfer was effected in accordance with the terms and conditions of the Manufacturing License. The parties agree that Q-Med may only withhold its consent in the event that Q-Med reasonably determines (such determination to be made without unreasonable delay, and such consent, or the withholding thereof, to be promptly communicated once determined) that the proposed Third party transferee **** (iv) does not have financial condition at least comparable to that of the Purchaser as of the date of the Manufacturing License or (v) has been or is currently debarred under the authority of the FDCA or Canada's FDA and/or regulations thereunder.

                           (c) Q-Med or its Permitted Transferee shall be entitled to Transfer its rights and obligations under the Manufacturing License to a Third Party, subject to the prior written consent of the Purchaser; provided that (i) in the event of a Volitional Change in Control such Transfer shall be null and void ab initio and of no further force and effect unless (A) such Transfer was effected in accordance with the terms and conditions of the Manufacturing License and
                           (B) the Third Party shall have executed and delivered to the Purchaser as a condition precedent to such Transfer, an instrument or instruments reasonably satisfactory to the Purchaser confirming that the Third Party shall be bound by the terms of the Manufacturing License to the same extent applicable to Q-Med or its Permitted Transferee as if such Third Party was originally a party to the Manufacturing License and that such Third Party has, or as of the date of the proposed Transfer will have, the know-how and patents necessary to fulfill its obligations under and in accordance with the Manufacturing License and (ii) in the event of a Change in Control (other than a Volitional Change in Control) such Transfer shall give rise to a right of termination under the Manufacturing License unless such Transfer was effected in accordance with the terms and conditions of the Manufacturing License. The parties agree that the Purchaser may only withhold its consent in the event that the Purchaser reasonably (such determination to be made without unreasonable delay, and such consent, or the withholding thereof, to be promptly communicated once determined) determines that (i) the proposed Third Party transferee does not have the financial condition to perform Q-Med's obligations under the Manufacturing License, (ii) such Transfer has not received all required Regulatory Approvals, or, if Q-Med and/or one of its Affiliates is not to be the surviving entity upon the consummation of such proposed Transfer, upon the consummation of such proposed Transfer, the proposed Third Party transferee will not have all Regulatory Approvals required for its performance of the Manufacturing License or (iii) such proposed Third Party transferee has been or is currently debarred under the authority of the FDCA or under Canada's FDA and/or regulations thereunder.

                           (d) The Manufacturing License shall be binding upon and inure to the benefit of the successors and assigns of each of the Parties.

                           (e) Q-Med and the Purchaser, as the case may be, and each of their respective present and former officers, directors, employees and Affiliates shall be released and discharged of its respective rights and obligations pursuant to the Manufacturing License and from any and all claims, rights, causes of actions or suits and recoveries related thereto upon the consummation of a Transfer to a Third Party in accordance with the terms and conditions set forth in the Manufacturing License.

Cooperation:               Q-Med will cooperate with the Purchaser in any
                           filings required for the Purchaser to obtain any necessary Regulatory Approvals; provided that the foregoing shall be at the Purchaser's sole cost and expense (including Q-Med's reasonable costs and out-of-pocket expenses in connection therewith.